Exhibit 10.4
MORTGAGEE'S DISCLAIMER AND CONSENT
To induce People's Capital and Leasing Corp., a Connecticut corporation (the "Lender"), to continue to extend credit to or for the benefit of Ranor, Inc., a Delaware corporation (the "Borrower"), secured by certain equipment and other personal property of Borrower (collectively, "Collateral"), as more fully described on the attached Exhibit A, and for other good and valuable consideration, Revere High Yield Fund, LP, a Delaware limited partnership (the "Mortgagee"), hereby certifies and agrees for the benefit of the Lender, its participants, successors and assigns, as follows:
1.            Premises; Mortgage; Security Interest. The Mortgagee holds a mortgage lien on certain premises (the "Premises") located in Worcester County, Massachusetts, and described in Exhibit B hereto, pursuant to a mortgage (the "Mortgage"), a true, correct and complete copy of which is attached hereto as Exhibit B. Mortgagee has a security interest in the Accounts and certain other collateral including the Collateral pursuant to a certain loan and security agreement (the "Agreement") that is subordinated to the Lender's security interest in the Collateral pursuant to the terms and conditions of that certain Intercreditor and Subordination Agreement dated March 31, 2016 between Mortgagee and Lender. The Mortgage and the Security Agreement are in full force and effect. The Mortgagee acknowledges that the Collateral does not consist of real estate fixtures secured by the Mortgage.
2.            Notices to Lender. The Mortgagee shall promptly notify the Lender as provided herein of each of the following events:
a.            Any notice which the Mortgagee may give to the Borrower regarding any breach of the Mortgage, or any termination of the Borrower's rights to use, lease or possess the Premises;
b.            Any legal action which the Mortgagee may commence to foreclose the Borrower's interests in the Premises or to appoint a receiver for the Premises; and
c.            Any agreement or proposal for the Borrower to voluntarily convey to the Mortgagee title to all or any portion of the Premises.
All notices to the Lender shall be deemed given when delivered to the Lender by overnight UPS, Federal Express or other national express or delivery service at the Lender's address set forth in Section 5 below.
3.            Notice of Default; Right to Cure. The Mortgagee shall give notice to the Lender of any default(s) by the Borrower in its obligations under the Mortgage, and the Mortgagee shall allow the Lender, at the Lender's option and without obligation, a period of ten (10) days from the date the Lender receives notice of such default(s) in which to cure or cause the Borrower to cure such default(s). Any payments made by Lender to cure a default shall not obligate Lender to cure any other defaults of Borrower or cause this Agreement to be amended.
4.            Lender's Right to Occupy Premises and Disposition of the Collateral. The Mortgagee hereby agrees that notwithstanding any default under the Mortgage by the Borrower, Lender has the right to enter into and remain in possession of the Premises for a period not to exceed ninety (90) days, commencing the day after Mortgagee provides Lender with written notice as provided in this Agreement that it has obtained possession of the Premises (through judicial foreclosure, foreclosure by advertisement, a deed in lieu of foreclosure or otherwise and the passing of the mortgagor's period of redemption), for the purpose of reclaiming the Collateral, including detaching, selling (whether conducting a public auction or private sale on the Premises), and removing the Collateral from the Premises (the "Occupation Period").

a.            After the first thirty (30) days of  the Occupation Period and until the Lender has ceased its occupation of the Premises, the Lender will pay the Mortgagee a fee of Fifty Thousand ($50,000.00) Dollars per month or portion thereof.  Lender and Mortgagee acknowledge that said fee includes premiums for liability and casualty insurance with respect to the Collateral and the Premises, real estate taxes, utilities and all other charges payable by Lender for its occupancy of the Premises.  Lender shall also maintain insurance on the Collateral and Premises during the Occupation Period consistent with the Borrower's insurance. No payments by the Lender to the Mortgagee provided for herein shall cure any defaults of the Borrower under the Mortgage or the Security Agreement, nor shall such payments reinstate the Borrower's rights to use or occupy the Premises.
b.            Lender has no liability for any obligations that arose or arise under the Mortgage or the Security Agreement between the Mortgagee and Borrower; provided, that the Lender shall reimburse the Mortgagee for any physical damage to the Premises caused by Lender, its agents or invitees, its Auctioneer or agents or invitees of its Auctioneer during the Occupation Period.
c.            The Mortgagee acknowledges that the Lender shall not be liable for any diminution in value of the Premises during the Occupation Period.
Notices. Any notice or communication required or permitted to be given by any provision of this Agreement will be deemed to have been given when delivered personally to the party designated to receive such notice or on the business day on which the same is delivered to such party by overnight UPS, Federal Express or other nationally recognized delivery service that provides delivery receipts, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party with a copy sent via email on the same date:
To the Mortgagee: Revere High Yield Fund, LP 2000 McKinney Avenue, Suite 2125 Dallas, Texas 75201 Attention: Clark Brinner Email address: cbriner@reverecapital.com	To the Lender: People's Capital and Leasing Corp. 850 Main Street, BC-03 Bridgeport, Ct 06604 Atten: Peter Esposito

5.             No Third Party Beneficiaries. It is the intention of the Lender and the Mortgagee that this agreement impose obligations and confer benefits only upon the Lender and the Mortgagee, and that it will not confer any rights, remedies or benefits upon the Borrower or any person other than the Lender and the Mortgagee, and their respective heirs, executors, successors and assigns.
6.            Counterparts. This Disclaimer and Consent may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Disclaimer and Consent may be transmitted by facsimile machine or by electronic mail in portable document format ("pdf") and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures.
7.            Modification. No modification, rescission, waiver, release, or amendment of any provision of this Disclaimer and Consent shall be made, except by a written agreement signed by the Lender and the Mortgagee.
8.            Successors and Assigns. This Disclaimer and Consent binds the Mortgagee and its respective successors and assigns. The Mortgagee will notify any successor or assign of the terms of this Disclaimer and Consent.
9.            Jury Trial Waiver.   THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS DISCLAIMER AND CONSENT.
10.            Applicable Law. This Disclaimer and Consent shall be governed by and construed under the internal laws of the state where the Premises are located, without reference to principles of conflicts of laws, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in such state.

IN WITNESS WHEREOF, this Disclaimer and Consent is signed on March 31, 2016.
PEOPLE"S CAPITAL AND LEASING CORP.

BY: /s/ Francisco Fonseca

REVERE HIGH YIELD FUND, LP,
a Delaware limited partnership

By: Revere GP, LP, its General Partner

By: Revere Capital Corp.
Its: General Partner

By: /s/ Clark Briner
Name: Clark Briner
Its: Manager

EXHIBIT A
TO
MORTGAGEE'S DISCLAIMER AND CONSENT

[The Collateral described on the Schedule attached hereto]

MASTER LOAN AND SECURITY AGREEMENT NO. 4180
SCHEDULE NO. 001
SCHEDULE A

The following description of property supplements, and is part of Schedule No. 001 dated March 31, 2016 to the Master Loan and Security Agreement No. 4180 dated March 31, 2016 between Ranor, Inc as Borrower and People's Capital and Leasing Corp. as Lender and may be attached to said Schedule and any related UCC Financing Statements, Acceptance or Delivery Certificate or other document describing the property:

The following Equipment:

Faro Mdl. Xv2 Laser Tracker, With Portable Tripod, Rolling Cabinet, Tooling, Pc Interface, Controls, S/N: X01000702053 (2007)

Faro Mdl. Platinum Measuring Arm, With 6-Axis Arm, 6' Measuring Arm, Granite Base, Pc Interface, Rolling Storage Cabinet, Measuring Tool, S/N: P08-02-07-05135 (2007)

Miscellaneous Inspection Items, Including But Not Limited To: Granite Surface Plates, Height Gages, Micrometers, Jo-Block Sets, Chamfer Gage, Pin Sets, Calipers, Thickness Gages, Etc.

[Hc-9] Titan Mdl. Afc130 Cnc Horizontal Boring Mill, 5" Spindle Diameter, #50 Taper, Spindle Travel 35.5", X-98", Y-98", W-56.3", B Rotary Table Size 63" X 71", Built-In Rotary Table, 40-Position Automatic Tool Changer, Fanuc 16 Control, Jorgensen Chip Conveyor, S/N: 101 (1996)

[Hc-5] Tos Mdl. Whn13c 4-Axis Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper, Spindle Travel 48.8", X-137.85", Y-78.7", W-48.8", B Rotary Table Size 70.8" X 63", Flood Coolant System, 50-Taper Tooling, Jorgensen Chip Conveyor, Fanuc 11 Control, S/N: 03-14 (1988)

[Hc-1] Nomura Mdl. Bn130swratc 4-Axis Horizontal Boring Mill, Spindle Diameter 5.12", #50 Spindle Taper Nmtb's Or Cat's, X-95", Y-83", Z-59", W-34", Fanuc 6m Control, 3500-Rpm, Sony Digital Readout, 71" X 79" Rotary Table, 60-Position Automatic Tool Changer, S/N: 4000 (1982)

[Vc-1] Mazak Mdl. Megaturn A16 Vertical Boring Mill, 64" 4-Jaw Turn Table, 16-Position Automatic Tool Changer, 82" Swing, 48-1/2" Z-Axis Travel, 77" Z-Axis Height, Chip Conveyor, Fanuc Ot Control, S/N: 55443 (1984)

[H-1] Toshiba Shibaura Mdl. Bt10bripd Horizontal Boring Mill, Spindle Diameter 3.94", #50 Spindle Taper Nmtb, Spindle Travel 28", Y-49", X-55", Z-44.5", Sony 3-Axis Digital Readout, 44" X 49" Rotary Table, S/N: 193654 (1979)

M&M Precision Systems 72" Cnc Precision Right Angle Rotary Table, With Fanuc Powermate Cnc Control, Handheld Pendant Programming, S/N: N/A

[Hc-2] Toshiba Shibaura Mdl. Bp13bp5 4-Axis Horizontal Boring Mill, Spindle Diameter 5.12", #50 Taper Spindle, 27.5" Spindle Travel, X-118", Y-99", Z-43", Ge Fanuc 18i-T Control, 118" X 59" Table, S/N: 130085 (1984)

[Hc-3] Toshiba Shibaura Mdl. Bpn13r4 Horizontal Boring Mill, Spindle Diameter 5.12", #50 Taper Spindle, Spindle Travels In 4" Steps, X-78", Y-90", Z-70.8", 78.8" X 63" Built-In Rotary Table, Fanuc 6m Control, S/N: 230017 (1982) [Undergoing Motor Replacement; Valued As Functional]

[Hc-7] Kuraki Mdl. Kbt13dxa Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper, Spindle Travel 27.5", X-118", Y-80.7", Z-51.2", B Rotary Table Size 70.9" X 63", Fanuc 15 Control, Enomoto Chip Conveyor, 40-Position Automatic Tool Changer, S/N: 45012 (1995)

[Vc-8] Tci Cnc Vertical Boring Mill, [2] Heads, 116" Diameter Table, [2] 12-Position Automatic Tool Changers, Chip Conveyor, Ge Fanuc 18i-Tb Cnc Control, 90hp Table Rotation Motor, Live Milling Head With Approximately 30hp Motor, 2500 Rpm 50-Taper, Approximately 130" X-Axis, Approximately 96" Z-Axis, 360,000° C-Axis Rotation, 50-Taper Tooling, S/N: 315 (New 2008)

[Hc-6] Toshiba Shibaura Mdl. Bf13aq Floor Type Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper Nmtb, Spindle Travel 35.4", Sleeve Travel 13.8", Jorgensen Chip Conveyor, Pit-Mounted Coolant System, 231" X-Axis Travel, 98" Y-Axis Travel, 25.4" Z-Axis Travel, 14" W-Axis Travel, 178" X 118" Table, [5] 78" X 144" Floor Plates, Fanuc Om Control, S/N: 133791 (1978; Retrofit 1995)

[Hc-8] Mitsubishi Mdl. Mafrs150 Horizontal Boring Mill, 5.905" Spindle Diameter, Chip Conveyor, Pit-Mounted Coolant System, 1 Ton Jib Mounted Electric Chain Hoist, #50 Taper, Spindle Travel 35.4", X-277.7", Y-145.7", Z-27.5", Table Travel 59", B-Axis Rotary Table 118" X 98.4", [3] Right Angle Heads, [1] Spindle Support, Fanuc 15 Control, [2] 144" X 72-1/2" Floor Plates, S/N: H5205 (1980)

[Vc-5] Titan Mdl. Sc22-2hg Vertical Double Column Boring Mill W/ 16-Position Automatic Tool Changer, [1] Head, Live Spindle, Universal Work Head With Approximately 30hp 1200-Rpm 50 Taper Spindle, Jorgensen Chip CONVEYOR, COOLANT SYSTEM, 82" MAX PART Height, 59" Z-Axis Travel, 86" X-Axis Travel, 78-1/2" Diameter Table, Fanuc 16t Control, S/N: Cnc-Msf-01 (1993)

[Vc-4] Blansko Mdl. Skj32-638 Cnc Vertical Boring Mill, Sliding Table, 250" Max Part Size, Live Spindle, Jorgensen Chip Conveyor, Approximately 30hp 800-Rpm 50 Taper Spindle, Fanuc Ott Control, 126" Diameter Table, S/N: 43063-92 (1989)

[Vc-2] Titan Mdl. Sc-30-43 Cnc Vertical Boring Mill, 118" Diameter Table, [2] Heads, [1] Live Spindle, Fanuc 16tt Control, 40hp Approximately 1500-Rpm 50 Taper Spindle, Turning Head With 4-Position Tool Holder, Pit-Mounted Coolant System, 12-Position Tool Changer On Turning Head, Jorgensen Chip Conveyor (1996)

Common Rail Bridge Crane System W/ Ranor 5 Ton Double Girder Top Running Overhead Bridge Crane, 60' Span, & 15 Ton Robbins & Meyers Double Girder Top Running Overhead Bridge Crane, W/ Approximately 160' Runway, With Pendant Controls

Common Rail Bridge Crane System W/ 25 Ton Philadelphia & Robbins & Meyers 15 Ton Free Standing Double Girder Top Running Overhead Bridge Cranes, 60' Span, 160' Runway, With Pendant Controls

Quincy Mdl. Qgv-75 75hp Air Compressor, With Siemens Simatic Touch Screen Plc Controls, 34,036 Hours, Quincy Mdl. Qpcd40 Refrigerated Air Dryer (S/N: Uso586559) With 2.3hp Compressor, [2] 1/4hp Fans, Plc Controls, [2] Air Receiving Tanks, S/N: Bu1109010077 (2011)

Tos Hostivar Type Bn102b Tool & Cutter Grinder, S/N: 049304

Rush Mdl. 250 Drill Sharpener, S/N: N/A

6" Baldor Mdl. 2n Grinder

Scherr-Tumico Mdl. 22-1400 14" Optical Comparator, S/N: 135

Dewalt Mdl. Me1 Cutoff Saw, With 6" Abrasive Blade, Approximately 2hp Motor, Foot Actuated Vise, S/N: 536

Miller Mdl. Millermatic 300 300-Amp Mig Welder, With Built-In Wire Feeder, Digital Readout Of Volts, Wire Feed Speed, Power Source, S/N: La123664 (2000)

Turn-Pro Mdl. 01712058 7" X 12" Horizontal Bandsaw, With 1hp Saw Head, Coolant Pump, S/N: 03117009

Okamoto Mdl. 6-18 6" X 18" Surface Grinder, With 6" X 18" Walker Ceramax Permanent Magnetic Chuck, Hand Feed Table, Sokki Du102 2-Axis Digital Readout, S/N: 8442u

Nicco Type Nsg-64h 16" X 24" Hydraulic Surface Grinder, With 16" X 24" Electromagnetic Chuck, Power Table & Cross Feeds, Incremental Power Downfeed, Over-The-Wheel Dresser, Control Panel, Approximately 2hp Hydraulic Pump, S/N: H3506

Metosa Mdl. Taurus 310 Cnc Flat Bed Lathe, With Fagor Cnc Control, Approximately 24" Swing X 80" Centers, 16" 3-Jaw Chuck, Quick Change Tool Post, 3" Hole Through Spindle, 2,500-Rpm Spindle, S/N: 40839

Powermatic Mdl. 1200 20" Floor Type Drill Press, With Gearbox Spindle Feed, Production Table, S/N: 66-2225

Bridgeport Series I 2hp Vertical Milling Machine, 9" X 42" Work Table, Power Feed To Table, Digital Readout, S/N: 12br248938 [Head Removed For Use Elsewhere; Will Be Reinstalled; Valued As Functional]

Sharp Mdl. Omv Vertical Milling Machine, With 3hp Vari-Speed Work Head, Acu-Rite 3-Axis Cnc Retrofit Control, Digital Readout, Power Feed To Table, 10" X 50" Working Surface Of Table, S/N: 20727780 (2003)

Sharp Vertical Milling Machine, With 3hp Vari-Speed Work Head, 10" X 50" Power Feed Work Table, Acu-Rite Millmate 2-Axis Digital Readout, 6" Vise

Yam Mdl. 850hg 24" / 34" X 36" Geared Head Engine Lathe, Steady Rest, Quick Change Tool Post, 12" 4-Jaw Chuck, Anilam Wizard 2-Axis Digital Readout, S/N: B57123

Rodgers Mdl. S150-13-3 150 Ton Capacity Garage Type Hydraulic Arbor Press, With Hand Hydraulic Pump, S/N: S150-1163

[Vmc-1] Matsuura Mdl. Mc-1500 V4 Vertical Machining Center, With 66" X 30" Work Table, 40-Position Automatic Tool Changer, Flood Coolant System, Fanuc 6m Control, S/N: 82052738 (1982)

Hyundai Wia Mdl. L400lmc Cnc Lathe, 12-Position Turret, [2] Live Spindles, Programmable Tailstock, 17" 3-Jaw Chuck, C-Axis Machining, Fanuc 32i Mdl. A Cnc Controls, 30" Maximum Turning Diameter, 82.68" Maximum Turning Length, 3,000-Rpm Main Spindle, 4,000-Rpm Live Tooling Spindle, 4.61" Maximum Bar Capacity, S/N: G3199-086 (2012)

Jet Portable Horizontal Bandsaw

[Vc-6] Phoenix Mdl. 144/236 Vertical Turning Center, With 20-Position Automatic Tool Changer, Steel Trak Magnetic Chip Conveyor, Pit-Mounted Hydraulic & Cooling Systems, 30hp 2,000-Rpm 50 Taper Live Spindle, 144" Table, [1] Head, Fanuc 16i-T Cnc Control, S/N: M1031 (1999)

[Vc-7] Phoenix Mdl. 144/236 Vertical Turning Center, With 20-Position Automatic Tool Changer, 144" Table, [1] Head, 30hp 2,000-Rpm 50 Taper Live Spindle, Steel Trak Magnetic Chip Conveyr, 20-Position Automatic Tool Changer, Fanuc 16i-T Cnc Control, S/N: M1032 (2000)

[Hc-4] Toshiba Shibaura Mdl. Bf16a Floor Type Horizontal Boring Mill, Spindle Diameter 6.3", 40hp Spindle Motor, [2] 10' X 14' T-Slotted Floor Plates, Jorgensen Chip Conveyor, Pit Mounted Coolant System, #50 Taper Spindle Nmtb, X-354", Y-134", Z-34", Fanuc 6m Control, 79" X 98" Rotary Table, Shibaura Br20/25b Control, 6' In / Out Travel, S/N: 223705 (1980)

Ooya Mdl. Re3-2000 80" X 18" Radial Drill, With 15hp Drill Head, Power Arm Elevation, Power Travel, Power Clamping, Tapping, 39-1/2" X 31-1/2" 2-Sided Box Table, S/N: 7512462

Miller Syncrowave 250 Dx Dc Welder, With 250-Amp Tig Welder, Digital Readout Of Volts & Amps, Mobile Base, S/N: Lh440089l (2007)

Phoenix Mdl. 15/480 Gantry Mill, 16'8" Between Gantries, 12' X 25' Working Surface Of Table, [2] 36-Position Automatic Tool Changers, 40hp 3,000-Rpm 50 Taper Spindle With Right Angle Work Head, 40' X-Axis X 16' Y-Axis X 10' Z-Axis Travels, Lns Chip Conveyor, 2-Axis Universal Work Head, Fanuc 30i Cnc Control, S/N: M1747 (2011)

[3] 50 Ton Copco Free Standing Overhead Bridge Crane Systems, 75' Span, Pendant Controls, Remote Control, 500' Long, All Dual Hooks, Pendant Controls

Stokes Mdl. 615-7 Vacuum Pump, With 10hp Motor, S/N: 885700c81198

Ridgid Mdl. 300t-2 Pipe Threader, 2" Capacity With Threading & Cut-Off Dies, S/N: Fd17896b94

Garage Building
Quincy Mdl. Qsi-245 50hp Air Compressor, With Plc Control, 8182 Hours, S/N: 95536j

Cullen-Firestedt Mdl. 140-347 10,000# Capacity Welding Positioner, S/N: 347 [Not In Use]

Ransome Mdl. 160 16,000# Capacity Welding Positioner, S/N: 7387 [Not In Use]

[2] Ransome Mdl. Cprr 90 Ton Capacity Tank Turning Rolls, S/N's: 3733015; N/A

[3] Sets Tank Turning Rolls, With Idler Roll Set

Miscellaneous Items In Garage, Including But Not Limited To:
Miller Syncrowave 350 Tig Welder; Miller Syncrowave 300s Tig Welder; Miller Goldstar 450 450-Amp Arc Welder; Snow Blowers; 1 & 2-Door Flammable Storage Cabinets; Approximately 25hp Skid Mounted Screw Type Air Compressor [Not In Use]; Portable Heater; Approximately 5hp 2-Stage Air Compressor; 2 Ton Engine Hoist; Miller Aead-200le 200-Amp Propane Powered Arc Welder; [6] Sections Pallet Racks; Double End Bench Grinder; Gang Boxes; Parts Wash Sink; Work Table & Vise; Pressure Washer; Portable Mixer / Dispenser [Not In Use]; Barrel Pumps; Approximately 200-Gal. Oil Tank With Pump; Pallet Jack; Anver 20' X 8' X 2,000# Capacity Vacuum Lifter With [4] Lifting Pods [Not In Use]; Portable Scaffolding With Planks; Etc.

Fabricating Building
Mg Industries Torch Burning Machine, With [5] Oxygen / Plasma Torch Heads, Plasma Cutting Head With Hypertherm H-401 & Hypertherm H-601 Power Supplies, Hypertherm Water Cooler, 17' Wide X 55' Long Table, Burny 10 Lcd Plus Control (1990)

Wuxi City Yexin Machinery Co. Mdl. St-29m Plate Beveling Machine, With Approximately 10hp Work Head, 60cm Vertical Head Travel, [24] Hydraulic Holddowns, Control Panel (2013)

Bm 6" Sander

Homemade Straightening Table, With 24' X 8' Working Surface Of Table, Enerpac Unit, Traveling Work Head

Miller Deltaweld 452 Power Source, With Boom Mounted Wire Feeder, S/N: Kj281134 (1998)

[4] Lincoln 350 Power Mig Welders

Miller Syncrowave 250 Dx Tig Welder, Bernard Cooler, S/N: Kk236170 (1999)

[3] Miller Deltaweld 450 Dc Power Sources, With Bernard Boom, Wire Feed [Not In Use]

Koike Aronson Mdl. Hd240vf 24,000# Capacity Welding Positioner, With 54" X 54" Mounting Plate, Pendant Control, S/N: 46425

Miller Syncrowave 250 Dx Dc Welder, With Tig, Bernard Cooler, S/N: Kd357461 (1993)

Miller Mdl. Dimension 452 Welder, With Boom Mounted Wire Feed, S/N: Lh340935c (2007)

Aronson Mdl. Hd30a 5000# Capacity Welding Positioner, With 36" X 36" Mounting Plate, Pendant Control, S/N: 70300

[5] Miller Deltaweld 452 Dc Power Sources, With Bernard Boom, Wire Feeder, [1] W/O Boom - Hanging From Hoist, [1] W/ Wire Feed

Miller Syncrowave 350lx Welder, With Bernard Cooler, S/N: Kj256544 (1998)

[5] Lincoln Powermate 350, With Cool-Arc 40

Miller Syncrowave 250 250-Amp Tig Welder, With Bernard Cooler, S/N: Kk155832 (1999)

Hypertherm Mdl. Powermax 1650 100-Amp Portable Plasma Cutter

Aronson Mdl. 2g12vra12vls-Mkvt-26 Boom Welding Manipulator, With Lincoln Dc-1500 Idealarc Welder (S/N: Ac397572), 12' Lift, 12' Reach, 300# Capacity At Each End, Control Panel, S/N: 8461

Miller Deltaweld 650 Dc Arc Welder, With Wire Feeder

Miller Deltaweld 650 Dc Welder, With Wire Feeder

[5] Miller Syncrowave 250 Welders

[2] Miller Deltaweld 451 Dc Arc Welders, With Bernard Boom & Miller 60 Series Wire Feeder

[3] Miller Xmt304 Cc/Cv Welders, With Wire Feed

Miller Dimension 452 Welder

Koike Aronson Md. Hd25vf 2500# Capacity Welding Positioner, With 40" Diameter Table, Pendant Control, S/N: 45933

[4] Miller Syncrowave 250 Dx Tig Welders, With Digital Readout Volts & Amps, Mobile Base, Built-In Cooler

Assorted Welders, Plasmas, Wire Feeds

Aronson Mdl. Hd160a 16,000# Capacity Welding Positioner, S/N: 75108

Empire Mdl. Pf3648 Reach-In Type Sand Blast Cabinet, With 4' X 3' Chamber, Media Collector, S/N: 0409

[3] Qst-245 50hp Air Compressors, Pyramid Mdl. 2000 Air Dryer, Air Receiving Tank, S/N's: 95335 (56,859 Hours); 95336 (48,395 Hours); 95334 (40,742 Hours)

Vacu Blast Corp. Sand Blasting Unit, 18' Wide X 24' Deep X 16' High, With 10' X 12' Rail Mounted Cart, Media Collector, Pump

Large Car Bottom Furnace, 10' X 24', Gas Fired, With Honeywell Control Room

Paint Spray Booth

Bm 6" Belt Sander

[2] Aronson Mdl. Hd700 70,000# Capacity Welding Positioners, S/N's: 8523; 7715

Miller Dimension 400 Welder, With Wire Feeder

[2] Lincoln Idealarc 600 Dc Welders

Preston-Easton Mdl. Tdra-20hd 20,000# Capacity Tank Turning Rolls, With Idler Roll Set, S/N: Tdrb30hd-94 (1998)

Koike Aronson Mdl. Tdra-20hd 20,000# Capacity Tank Turning Roll, S/N: Tdrb20hd-95 (1998)

Aronson Mdl. S14vra14cl-Dkdt-32 Welding Manipulator, With 14' Lift, 14' Travel, Rail Mounted Base, S/N: 80253

Aronson Mdl. Ss14vra14cl-Pk 14' Long X 14' High Manipulator, With 14' Lift, 14' Reach, Lincoln Wire Feeder & Torch, Lincoln Mdl. Na3n Welder, S/N: 76131 (1976)

Aronson Mdl. 2g12vra12vls-Mkvt-26 Boom Welding Manipulator, S/N: 8462; 12' Lift X 12' Travel, W/ Cyclomatic Seam Tracker System, With Miller Syncrowave 350 Dc Welder, Jetline Mdl. Alc101 Arc Length Controller, 9600 Jetline Control

[2] Skyjack 500# Capacity Man Lifts

Miller Dimension 652 Dc Welder, With Boom Welder, S/N: Kh419743 (1997)

[2] Miller Dimension 452 Welders, With Wire Feeder

Approximately 20,000# Capacity Welding Positioner, With 4' X 4' Mounting Plate

Miller 652 Dc Welder, With Bernard Boom Welder

14" Wilton Vertical Bandsaw, S/N: 06062782

Miller Dimension 400 Welder, With Wire Feeder

Enerpac Mdl. Per6418c 12-1/2hp Portable Hydraulic Power Pack, With Press Head, 15,000-Psi Rating, S/N: C12000

16" Wilton Drill

Geka Hydracrop Mdl. 80/Sd 80 Ton Hydraulic Ironworker, With Related Punches & Dies, S/N: 6437 (1995)

Marvel Mdl. F2150pc3 Vertical Bandsaw, With Power Infeed, Dual Power Clamps, Hydraulic Head Tilt & Feed, Roller Conveyor Infeed & Outfeed Tables, Touch Screen, Computer Controlled, S/N: F2150-20237pc-3

Free Standing Top Running Double Girder Overhead Bridge Crane System, 60' Span, 500' Long, Pendant Controls
~ 15 Ton Robbins & Meyers
~ 20 Ton Aceco
~ 20 Ton Aceco
~ 40 Ton Philadelphia Tramrail

Ikeda Type Rm1375 Radial Drill W/ 2-Sided Box Table, S/N: 80105

Cincinnati Mdl. 1500 30' X 1,500 Ton Capacity Hydraulic Press Brake, With Power Ram Adjustment, 3-Speed Ram, Manual Bottom Limit Adjustment, Approximately 6' Pit For Apron, 20'6" Between Housings, S/N: 39561 (1975)

Large Quantity Of Brake Dies

Roundo Type R6s Horizontal Angle Rolls, 6 X 6 X 5/8,  With Control Panel, S/N: 986709 (1998)

Cincinnati Mdl. 750 750 Ton Capacity Hydraulic Press Brake, With Power Ram Adjustment, 3-Speed Ram, Manual Bottom Limit Adjustment, Approximately 6' Pit For Apron, 20'6" Between Housings, 30' Long, S/N: 41188 (1977)

Webb Mdl. 15l-1510 3/4" X 10' Initial Type Bending Roll, With 16" Diameter Rolls, Power Roll Adjustment, Power Drop End, S/N: 7190

Cincinnati Mdl. 2512 3/8" X 12' Power Squaring Shear, With 48" Front Operated Power Back Gauge, 9" Left Hand Squaring Arm, Front Support Arm, Shear Light Gauge, S/N: 36574 (1967)

Cincinnati Mdl. 400 400 Ton X 18' Hydraulic Press Brake, With Power Ram Adjustment, Manual Lower Bed Limit Adjustment, 12'6" Between Housings, 12" Stroke, S/N: 37225 (1969)

Sertum 2" X 12' Pyramid Type Bending Rolls, With 20" Diameter Rolls, Power Roll Adjustment, Sony 2-Axis Digital Readout, Control Panel, Power Drop End, Pit Mounted (1977)

Koike Aronson Mdl. Hd25vf 2500# Capacity Welding Positioner, S/N: 45575

Miller Syncrowave 351 Welder, With Itw Cooler

[2] Miller Mdl. Phoenix 456 Cc/Cv 450-Amp Inverted Pulse Welders, With Wire Feeder, Cooler

Preston-Easton Mdl. Pa100hd12 10,000# Welding Positioner, S/N: Pbi00hd-14 (1980)

Roundo Type Lh-35000 Welding Positioner, S/N: 976098 (1997)

Aronson Mdl. Pc120a 120,000# Capacity Welding Positioner, S/N: 718

[2] Miller Deltaweld 451 Welders, With Wire Feed

Miller Syncrowave 351 Welder, With Cooler

Ransome Mdl. 100p 10,000# Capacity Welding Positioner, S/N: 655752

Miller Mdl. Xmt304 Wire Feed & Inverter

Tennant Series Ii Mdl. 27sii Floor Sweeper, With 4243 Hours, S/N: 275-5124

Jetline Mdl. Lws96z Seam Welder, With Controls, Arc Length Control 101, S/N: 85276 [Not In Use]

Pandjiris Mdl. 1000manip Welding Manipulator, With 1,000lb. Capacity, S/N: 800-4094-1 [Not In Use]

Aronson Mdl. G8vra80l-Pk Welding Manipulator, With 8' Travel, 8' Lift, Lincoln Mdl. Lincolnweld Na-3n Welder, S/N: 80435 [Not In Use]

Miller Mdl. Syncrowave 350 350-Amp Tig Welder, With Cooler, S/N: Kb002312 (1991)

Aronson Mdl. 2g12vra12cl-Rk 12" X 12" Welding Manipulator, With Miller 451 Welder, S/N: 8020

Ransome Mdl. 250p 25,000# Capacity Welding Positioner, S/N: 6525507

Koike Aronson 30,000# Capacity Tank Turning Roll, With Idler Roll Set, S/N: 97531

Aronson Approximately 90,000# Capacity Tank Turning Rolls, With Idler Roll Set

Miller Syncrowave 351 Tig Welding Power Supply

Lincoln Power Mig 300 Welder

Miller Syncrowave 350lx Tig Welder, With Cooler

Aronson Mdl. Hd45 5000# Capacity Welding Positioner, S/N: 79388

Aronson Mdl. Hd100vf 10,000# Capacity Welding Positioner, S/N: 43686 (New 2008)

Cnc Robotic 2-Sided Welding Cell, Consisting Of:
~ Lincoln System 55 Electric Automation Robot Station, With Fanuc System R-30ia Control, Fanuc M-710ic Robot 5-Axis Cnc Welding Robot [S/N: F-87026 (2007)], 10' Trunnion Table, Plasma Cutting Table
~ Hyperformance Mdl. Hpr260 Plasma Power Supply, With 260-Amp Output, Handheld Pendant Control, S/N: 260-003766
~ Lincoln Powerwave 455 Electric Welder, With Cool-Arc 40 Cooler
~ Full Area Infrared Light Curtain, All Related Controls, Feeds, Transformers, Etc.

Free Standing Double Girder Top Running Overhead Crane System, 60' Span, 500' Long, Pendant Controls
~ 5 Ton Cleveland Tramrail
~ [3] 15 Ton Robbins & Meyers
~ 10 Ton Aceco

Miscellaneous Shop & Crib Items Throughout Facility, Including But Not Limited To: Perishable Tooling, Large Quantity Of Angle Plates, Holddowns, C-Clamps, Portable Material Handling Carts, Assorted Electrical & Maintenance Supplies, Large Quantity Of Cnc Tooling, Brooms, Shovels, Tote Bins, Benches, Vises, Vidmar Cabinets, Hoists, Rotary Bins, #3-1/2r Famco Arbor Press, Factory Office Furniture & Equipment, Floor Plates, Large Quantity Of Tooling For Vtl's & Hbm's, Chop Saw, Slings, Chains, Portable Vacuum Pumps, 15hp Air Compressor, Portable Scaffolding, Assorted Welding Equipment, Steel Bins, Scrap Hoppers, Fans, Large Quantity Of Hoists With Rail, Assorted Hardware, 165" Diameter Table, Dust Collectors, Double End Grinders, Tool Boxes, Cabinets, Welding Wire, 2-Wheel Hand Trucks, Pallet Trucks, Banding Machines, Dry Rod Stabilizing Ovens, Assorted Air Tools, Pneumatic Grinders, Paint Pressure Tanks, Hooks, Straps, Air Hose, Wash Down Table, Notcher, Bending Rolls, Portable Crane, Snow Blower, Ladders, Racking, [2] 10hp Speedaire Air Compressors, Hydraulic Jacks, Dayton Battery Charger, Flame Retardent Cabinets, Welders (Out Of Service), Benches & Vises, Lawn Mower, Parts Cleaner, Assorted Tank Turning Rolls, 5' Wide X 50 High Angle Plates, Paint Pressure Tank, Custom-Built 6' X 4' Right Angle Plates, [2] Custom-Built 4' X 4' Right Angle T-Slotted Fixture Plates, Floor Jacks, [29] 1 Ton Wall Mounted Jib Arm Cranes, Hand Pipe / Tube Bender, 3' Hand Roll, Banding Reels, Ladders, Self-Dumping Hoppers, Portable Hydraulic Punch, Welding & Work Tables, Welding Curtains, Work Rests, Magnetic Lifters, Lifting Clamps, Fume Extractors & Blowers, Crane Scale, Portable Sand Blast Pots, High Pressure Washers, Rolling Staircases, Stokes Mdl. Jrs Vacuum Press, Stokes Pump Leak Tester, Teledyne 2500# Capacity Welding Positioner, Tennant T300 Electric Walk-Behind Floor Cleaner, Forklift Manlift Platform, Electro-Arc Tap Disintegrator, Wilton
Flexible Arm Tapper, Portable Fluid Pumps, Break Room Furniture, Rotary Tables, V-Blocks, Jaw Risers, Angle Irons, Offset Heads, Set-Up Blocks, 54-Piece Pneumatic Tensioning Unit, Etc.

Material Handling
Nissan Mdl. A115pv 2550# Capacity Propane Forklift Truck, With 187" Max Lift Height, Side Shifter, 5' Forks, Solid Tires, 2626 Hours, S/N: Cpj01-9n2961

Nissan Mdl. Ugj02a30pv 6000# Capacity Propane Forklift Truck, With Side Shifter, 5' Forks, Solid Tires, 15,903 Hours, S/N: 9l0118

Toyota Mdl. 03-3fd40 8800# Capacity Diesel Forklift Truck, With 169" Max Lift Height, 5' Forks, Dual Front Wheels, Pneumatic Tires, S/N: Fd45-14741

Genie Mdl. S-60 60' Reach 500# Max Lifting Capacity Boom Lift, With 4-Wheel Drive, Joystick Controls, Pneumatic Tires, 5629 Hours, Gas Powered, S/N: 735

Clark Mdl. Gcx30e 5500# Capacity Propane Forklift Truck, With 126" Max Lift Height, Side Shifter, 4' Forks, Solid Tires, S/N: Gx230-125-9245kf

1995 Gmc 3500 Dump Truck, With 4-Wheel Drive, Pto, 8' Dump Body, Hyway Salt / Sand Spreader, 84,135 Miles, Vin: 1gdjk34kose533852

2003 Ford Mdl. F-350 Pickup Truck, With Powerstroke V8 Diesel Engine, 4-Wheel Drive, 100" Plow, 200,000 Miles, Vin: 1ftsf31f63ea52607

John Deere Mdl. Jd544h Loader, With 10' Bucket, S/N: 000783cd

Leroi Mdl. Dresser Diesel Tow-Behind Air Compressor, With 4936 Hours, S/N: 3120x374 (1990)

45' Tandem Axle Flatbed Trailer

Tandem Axle Single Drop Trailer, With 32' X 92" Bed, 10' Platform

Nissan Mdl. Cpj02 5000# Capacity Propane Forklift Truck, S/N: 9p0168 [Being Repaired At Time Of Inspection; Valued As Functional]

Toyota Mdl. 42-3fg25 5000# Capacity Propane Forklift Truck, S/N: 423f625 [Being Repaired At Time Of Inspection; Valued As Functional]

1987 International Mdl. F-2575 Tractor, With 191,098 Miles, Vin: 1hszjg2r5hh462325

Clark Mdl. C500-Y550 55,000# Capacity Diesel Forklift Truck, With 140" Max Lift Height, Dual Side Shifter, 8' Forks, Pneumatic Tires, Enclosed Cab, S/N: 44065-4-4796

Cat Mdl. Dpl40 9000# Capacity Diesel Forklift Truck, With 148" Max Lift Height, Side Shifter, 6' Forks, Dual Front Wheels, Pneumatic Tires, S/N: 3cm00437

Toyota Mdl. 023fgc30 6000# Capacity Propane Forklift Truck, With 185" Max Lift Height, Side Shifter, 42" Forks, Solid Tires, S/N: 11442

Nissan Mdl. Fg103 3000# Capacity Propane Forklift Truck, With 130" Max Lift Height, 46" Forks, Solid Tires, S/N: 002808

All property listed above together with all related software (embedded therein or otherwise), all parts, repairs, additions, attachments, replacements, replacement parts, accessions and accessories incorporated therein or affixed thereto, modifications and substitutions thereto and all proceeds thereof including insurance proceeds.

EXHIBIT B
TO
MORTGAGEE'S DISCLAIMER AND CONSENT

The Premises and equipment referred to in the referenced instrument are located in Worcester County, Massachusetts, and are described as follows:

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Loan Policy No.: 27307-14-0153TN-FN                                                                                                      Office File No.: 14-0153TN-FN(MA)

A certain tract of land situated in Westminster, Worcester County, Massachusetts and on the northeasterly side of Route 2, bounded and described as follows:

Beginning at a Massachusetts Highway Bound on the northeasterly sideline of Massachusetts Highway Route 2, the same being a point on the southwesterly line of the property herein described:

Thence running N 67 degrees 11' 12" E a distance of one hundred eighty three and 14/100 feet (183.14') to a point;
Thence running along a curve to the right with a radius of nine thousand, six hundred eighty and 00/100 feet (9,680') and an arc-length of three hundred thirty eight and 84/100 feet (338. 84') to a point;

Thence turning and running S 51 degrees 15' 52" E a distance of eight Hundred Five and 00/100 feet (805.00') to a point, the previous three courses running along said Route 2;

Thence turning and running N 43 degrees 29' 19" E a distance of three hundred seventy three and 45/100 feet (373.45') to a point;

Thence turning and running N 43 degrees 20' 01" W a distance of four hundred ten and 55/100 feet (410.55') to a point;

Thence turning and running N 43 degrees 42' 52" W a distance of three hundred filly two c;ii1d 99/100 feet (352.99') to a point;

Thence turning and running N 44 degrees 39' 47" W a distance of one hundred sixty eight and 27/100 feet (168.27') to a point;

Thence turning and running N 43 degrees 32' 02" E a distance of three hundred forty two and 95/100 feet (342.95') to a point,

Thence turning and running S 47 degrees 05' 15" E a distance of one hundred thirty two and 91/100 feet (132.91') to a point;

Thence turning and running N 41 degrees 21' 42" E a distance of one hundred ten and 29/100 feet (110.29') to a point;

Thence turning and running S 56 degrees 08' 09" E a distance of two hundred twenty and 97/100 feet (220.97') to a point;

Thence turning and running S 40 degrees 26' 57" E a distance of three hundre.d thirty five and 45/100 feet (335.45') to a poiht, the previous teh courses running along land now or formerly of Elizabeth Ann Nyman;

Thence turning and running N 41 degrees 38' 44" E a distance of two hundred ninety one and 02/100 feet (291.02') along land now or formerly of Michael and Judith Denzer to a point;

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running N 29 degrees 33' 07'' W a distance of two hundred five and 15/100 feet (205.15') to a point;

Thence turning and running N 40 degrees 35' 11" W a distance of one hundred four and 07/100 feet (104.07') to a point;

Thence turning and running N 42 degrees 28' 54" W a distance of one hundred twenty nine and 16/100 feet (129.16') to a point;

Thence turning and running N 35 degrees 39' 06" W a distance of one hundred eighty eight and 65/100 feet (188.65') to a point;

Thence turning and running N 31 degrees 06' 51" W a distance of two hundred fifty one and 14/100 feet (251.14') to a point;

Thence turning and running N 27 degrees 26' 04" W a distance of sixty one and 15/100 feet (61.15') to a point;

Thence turning and running N 22 degrees 54' 11" W a distance of one hundred forty eight and 62/100 feet (148.62') to a point;

Thence turning and running N 26 degrees 52' 49" W a distance of one hundred eleven and 39/100 feet (111.39') to a point, the previous eight courses running along the westerly sideline of Town Farm Road;

Thence turning and running S 66 degrees 40' 26" W a distance of eighty nine and 96/100 feet (89.96') to a point;

Whence turning and running N 45 degrees 34' 34" W a distance of thirty two and 83/100 feet (32.83') to a point;

Thence turning and running N 55 degrees 49' 30" W a distance of one hundred thirty five and 24/100 feet (135.24') to a point;

Thence turning and running N 63 degrees 22' 02" W a distance of one hundred seven and 27/100 feet (107.27') to a point;

Thence turning and running N 15 degrees 12' 22" W a distance of one hundred ninety two and 38/100 feet (192.38') to a point;

Thence turning and running N 17 degrees 50' 41" W a distance of seventy seven and 59/100 feet (77.59') to a point;

Thence' turning and running N 17 degrees 27' 14" W a distance of thirty two and 29/100 feet (32.29') to a point, the previous seven courses running along land now or formerly of John and Donna Menger:

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running N 52 degrees 28' 25" W a distance of one hundred two and 96/100 feet (102.96') to a point;  ·

Thence turning and running N 40 degrees 22' 19" W a distance of two hundred sixty one and 03/100 feet (261.03') to a point, the previous two courses running along land now or formerly of Charles Smith, M.;

Thence turning and running S 42 degrees 58' 02" W a distance of ninety five and 70/100 feet (95.70') along land now or formerly of Diane Hubbard; to a point;

Thence turning and running S 45 degrees 45' 11"W a distance of five hundred seventy nine and 39/100 feet (579. 39') along land now or formerly of Von Alan and Carol Saimi, to a point;

Thence turning and running S 42 degrees 41' 35" W a distance of sixty six and 93/100 feet (66.93') to a point;

Thence turning and running S 47 degrees 25' 31" E a distance of three hundred eighty and 54/100 feet (380. 54') to a point, the previous two courses running along land now or formerly of Von Alan and Carol Saimi and land now or formerly of Dorothy Hicks;

Thence turning and running S 44 degrees 18' 02" W a distance of two hundred eighty four and 79/100 feet (284.79') to a point;

Thence turning and running S 43 degrees 45' 40" W a distance of two hundred ninety seven and 48/100 feet (297.48') to a point, the previous two courses running along land now or formerly of John Trembley Trustee;

Thence turning and running S 43 degrees 11' 23" W a distance of two hundred forty three and 10/100 feet (243.1O') along land now or formerly of Keith Honkala, to a point;

Thence turning and running S 28 degrees 07' 12" W a distance of three hundred twenty six and 61/100 feet(326.61') along land now or formerly of Robert and Dorothy Sands, to a point on the northeasterly sideline of said Route 2;

Thence turning and running S 53 degrees 12' 03" E a distance ofone hundred ninety seven and 00/100 feet (197.00') to a point;

Thence turning and running N 36 degrees 47'57" E a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running N 53 degrees 12' 03" E a distance of two hundred thirty eight and 95/100 feet (238.95') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred twenty five and 00/100 feet (9825.00') with an arc length of sixty one and 05/100 feet (61.05') to a point;

Thence turning and running S 36 degrees 47' 57'' W a distance of ten and 00/100 feet (10.00') to a point;

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred thirty five and 00/100 feet (9835.00') with an arc length of one hundred ninety eight and 00/100 feet (198.00') to the point of beginning. The previous six courses running along said Route 2.

The parcel herein described contains 2,662,834 square feet (61.1303 acres).

Said locus is shown on a plan entitled "Plan of Property for Robert A Normandin, Westminster, Mass" dated June 1973 and revised August 1973, by Allen G. Davis, C.E., and recorded with Worcester Northern District Registry of Deeds in Plan Book 180, Page21.  ·

Excepting therefrom Lot 1 as shown on a plan of land entitled "Plan of Land in Westminster, MA Knowri As 48 Town Farm Road Subdivision For: W.M Realty Management Inc" Dated January 18, 2011 Scale 1"
= 50' By Bradford Engineering Co. and recorded in the Worcester County (Northern District) Registry of
Deeds in Book of Plans 492, Page 7.

Said excepted parcel being more particularly bounded and described as follows:

All that certain piece or parcel of land situated in the Town of Westminster, North Worcester County, State of Massachusetts, on the southwestern side of Town Farm Road, and shown as Lot 1 on a map or plan entitled "PLAN OF LAND IN WESTMINSTER, MA KNOWN AS 48 TOWN FARM ROAD, SUBDIVISION, W.M. REALTY MANAGEMENT INC., DATE JANUARY 18, 2011, BRADFORD ENGINEERING CO. 3 WASHINGTON SQ. HAVERHILL MA 01830 SHEET 1 OF 1 SCALE 1" = 50"' and filed in the Worcester North Registry of Deeds in Book of Plans 492, Page 7 being more particularly bounded and described as follows:

Beginning at an iron pin on the southwesterly side of Town Farm Road being the same point on the northeasterly line of the property herein described,

thence running S 41° 38' 44" W a distance of 291.02 feet to a bolt;

thence turning and running N 40° 26' 57" W a distance of 335.45 feet to a point;

thence turning and running N 56° 08' 09" W a distance of 220.97 feet to a point;

thence turning and running N 59° 53' 01" E a distance of 369.94 feetto a point;

thence turning and running S 42° 28' 54" E a distance of 129.16 feet to a point;

thence turning and running S 40° 35' 11"Ea distance of 104.07 feet to a point;

thence turning and running S 29° 33' 07'' E a distance of 205.15 feet to the point and place of beginning.

Said parcel containing 154,670 S.F. 3.55 AC.

EXHIBIT C
TO MORTGAGEE'S DISCLAIMER AND CONSENT

[Copy of Mortgage]

After recording return to:

MAYO CROWE LLC
CITY PLACE II
185 ASYLUM STREET
HARTFORD, CONNECTICUT 06103
ATTENTION: KATHERINE F. TROY, ESQ.

RANOR, INC., AS BORROWER TO

REVERE HIGH YIELD FUND, LP, AS LENDER

  MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENT, SECURITY AGREEMENT AND FIXTURE FILING

Date:	As of December 22, 2014

Location:	48 Town Farm Road
Westminster, Massachusetts

County:	Worcester

  MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENT, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”), made this day of December, 2014 by and between RANOR, INC., a Delaware corporation having an office and place of business located at Bella Drive, Westminster, Massachusetts 01473, as party of the first part (the “Borrower”), for the benefit of REVERE HIGH YIELD FUND, LP, a Delaware limited partnership, with an address of 105 Rowayton Avenue, Suite 100, Rowayton, Connecticut 06853, together with its successors and assigns, as party of the second part (“Lender”).

RECITALS:

WHEREAS, Borrower and Lender are parties to that certain Term Loan and Security Agreement dated the date hereof (as such agreement is amended and in effect from time to time, the “Loan Agreement”);

WHEREAS, the Loan Agreement provides for Lender to make a loan to Borrower in the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) (the "Loan");

WHEREAS, the Loan is evidenced by a Term Note dated as of the date hereof (the "Note") in the maximum principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), with interest payable from the date thereof at the rates set forth in the Note, which by this reference is incorporated herein. The Note matures on December 31, 2015; provided, however, that Borrower may elect to extend the maturity date thereof for a period of six (6) months to June 30, 2016 subject to and in accordance with the terms and conditions of the Note and the Loan Agreement; and

WHEREAS, Borrower desires to secure the payment and performance of all of its obligations under the Note and certain additional Obligations (as defined in Section 1.1).

IN CONSIDERATION of the principal sum of the Note as advanced as described above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the Obligations, Borrower hereby:

(A)           Irrevocably, unconditionally, and absolutely grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Lender (WITH POWER OF SALE) for the purposes herein set forth and grants Lender (WITH POWER OF SALE) a security interest in, all of Borrower’s right, title, and interest in the following property (collectively, the “Collateral”), upon the terms and conditions hereof:

(i)            That certain tract or parcel of land of which Borrower is now seized and in possession, situate in Worcester County, Massachusetts, having a street address at 48 Town Farm Road, Westminster, Massachusetts 01473, and more fully described in Exhibit A attached hereto and by this reference incorporated herein (“Premises”);
(ii)           Any and all buildings, constructions, and improvements now or hereafter erected or located in or on the Premises, including, but not limited to, all fixtures, attachments, appliances, equipment, machinery, and other articles now owned by Borrower or hereafter acquired by Borrower and attached or affixed thereto or located thereon (except the personalty owned by lessees) (collectively, the “Improvements”), together with all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, all of which shall be deemed and construed to be part of the realty;

(iii)          All right, title, and interest of Borrower in and to all items incorporated as part of or attributed or affixed to any of the Premises, Improvements, or other real property included in the Collateral or any other interest of Borrower, whether now owned or hereafter acquired, in, to or relating to the Premises, Improvements, or such other real property, in such manner that such items are no longer personal property under the laws of the Commonwealth of Massachusetts;

(iv)          All easements, rights-of-way, and rights now owned or hereafter acquired by Borrower and used or usable in connection with the Premises and the Improvements, or as a means of access thereto, including, without limiting the generality of the foregoing, all rights pursuant to any trackage agreement, all rights to the non-exclusive use of common drive entries, all water and water rights, and all mineral, mining, oil, and gas rights and rights to produce or share in the production of anything related thereto, together with all tenements, hereditaments, and appurtenances thereof and thereto;

(v)           All right, title, and interest now owned or hereafter acquired by Borrower in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Premises or the Improvements;

(vi)          All of the fixtures described in Exhibit B attached hereto and by this reference incorporated herein, now owned or hereafter acquired by Borrower, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof; and, all right, title, and interest of Borrower, now or hereafter arising, in and to any and all said property is hereby assigned to Lender, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of Borrower;

(vii)         All interests, estates, or other claims or demands in law and in equity which Borrower now has or may hereafter acquire in the Collateral;

(viii)       All proceeds, products, substitutions and accessions of the foregoing, of every type; and

(B)	Assigns, sets over, and transfers to Lender (WITH POWER OF SALE):

(i)           All right, title, and interest of Borrower in and to all leases, whether written or oral, covering the Premises, the Improvements, or any portion thereof, now or hereafter existing or entered into (collectively, “Leases”), and all right, title, and interest of Borrower thereunder, including, without limitation, all guaranties thereof, all cash or security deposits, advance rentals, and all deposits or payments of similar nature; and

(ii)           All rents, issues, profits, royalties, income, and other benefits derived from the Premises or the Improvements or any other portion of the Collateral (collectively, the “Rents”).

TO HAVE AND TO HOLD the said bargained property with all and singular the rights, members, and appurtenances thereto appertaining, to the only proper use, benefit, and behoof of Lender and its successors and assigns, in fee simple, and Borrower hereby covenants that Borrower is lawfully seized and possessed of said property, and has a good right to convey it, and it is unencumbered, subject to (a) Liens (as defined in the Loan Agreement) held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests (as defined in the Loan Agreement), (c) Liens set forth on Schedule P to the Loan Agreement, (d) warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the  ordinary course of business and not in connection with the borrowing of money, and which Liens either (i)     are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (g) Liens on amounts deposited in connection with the making or entering into bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (h) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (i) Liens resulting from any judgment or award that is not an Event of Default hereunder, (j) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions; and (k) with respect to any Real Property (as defined in the Loan Agreement), easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof as reasonably determined by Lender, including those matters described in Schedule B of that certain lender’s title insurance policy from Fidelity National Title Insurance Company provided to Lender in connection with the recording of the Security Instrument (collectively, the “Permitted Liens”); and Borrower does by these presents bind Borrower and Borrower’s heirs, executors, administrators, successors and assigns, forever, to warrant and defend the said bargained property, unto Lender and its successors and assigns, against Borrower, and against all and every other person or persons shall and will WARRANT AND FOREVER DEFEND.

PROVIDED, that if Borrower shall pay or cause to be paid to Lender the Obligations in full at the time and in the manner stated in the Note and in this Security Instrument and other Loan Documents at any time before the sale hereinafter provided for, and shall well and truly perform, comply with and observe each and every covenant, agreement, term and condition of this Security Instrument and of the other Loan Documents, then these presents and the estate granted hereby shall cease, determine and become void, and Lender shall (at the expense of Borrower), release and discharge the lien and terminate the security interest of this Security Instrument.

IN FURTHERANCE OF THE FOREGOING, Borrower hereby warrants, represents, covenants, and agrees as follows:

  ARTICLE I.

OBLIGATIONS

Section 1.1  Obligations.   This Security Instrument is executed, acknowledged, and
delivered  by  Borrower  to  secure  and  enforce  the  following  obligations  (collectively,  the “Obligations”):

(a)           Payment and performance of all obligations of Borrower under the Note;

(b)           Performance of every obligation, covenant, and agreement of Borrower arising under or in connection with this Security Instrument, the Loan Agreement and all other Loan Documents (as defined in Section 1.2 hereof);

(c)           Payment of all sums advanced pursuant to the terms of this Security Instrument to protect and preserve the Collateral and the lien and security interest hereby created therein;

(d)           Payment of all sums advanced and costs and expenses incurred by Lender in connection with the Obligations, or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender;

(e)           Payment of all indebtedness and liabilities and performance of all other obligations of Borrower to Lender arising pursuant to or in connection with any interest rate swap agreement, interest rate cap agreement, hedging agreement or other interest rate protection arrangements now or hereafter made between Borrower and Lender to hedge the floating interest rate expenses of the Note;

(f)           Payment of all other indebtedness and liabilities and performance of all other obligations of Borrower to Lender arising pursuant to or in connection with this Security Instrument, the Loan Agreement or any other Loan Document; and

(g)          All renewals, extensions, amendments, modifications, consolidations, and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (f) above.

Section 1.2  Loan Documents. This Security Instrument, the Loan Agreement, the Note, the Assignment of Leases and Rents dated as of the date hereof from Borrower in favor of Lender, the Guaranty Agreement dated as of the date hereof from TechPrecision Corporation (the “Guarantor”) in favor of Lender (the “Guaranty”), the Environmental Indemnity Agreement dated as of the date hereof from Borrower and Guarantor in favor of Lender, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof from Borrower in favor of Lender, the UCC-1 Financing Statements, the Compliance Agreement dated as of the date hereof from Borrower in favor of Lender, the Guarantor’s Certificate of No Adverse Change dated as of the date hereof from Guarantor in favor of Lender, the Fee Representation Letter dated as of the date hereof from Borrower and Guarantor, and any other mortgage, security agreement, assignment of leases and rents, environmental indemnity agreement, cash collateral agreement, guaranty, ISDA master agreement or other interest rate hedging or protection agreement, or other agreement or mortgage now or hereafter made to evidence or further secure the payment and performance of any of the Obligations or otherwise made in connection with the Obligations, are herein referred to collectively as the “Loan Documents.”

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.1 Title. Borrower owns the Premises and Improvements in  fee  simple absolute, and has good and marketable title to the Collateral, free and clear of all liens, charges, encumbrances, and security interests whatsoever, except the Permitted Liens. Borrower will forever warrant and defend its title to the Collateral, and the validity, enforceability, and priority of the lien and security interest created hereby, against the claims of all persons except the Permitted Liens.

Section 2.2 Legal Status and Authority. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Collateral) and carry on its business as now conducted and proposed to be conducted.

Section 2.3 Validity of Loan Documents. The execution and delivery, and the performance by Borrower of the terms of the Loan Documents (i) are within the company power of Borrower; (ii) have been authorized by all requisite company action; (iii) will not violate, conflict with, result in a breach of, or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is or may be bound or affected, and Borrower has received all necessary approvals and consents, company, governmental, or otherwise; (iv) will not result in the creation or imposition of any lien, charge, or encumbrance whatsoever upon any of its properties or assets, except the lien and security interest created hereby; and (v) will not require any authorization or license from, or any filing with, any governmental or other body (except for the filing or recording of this Security Instrument and the other applicable loan documents). The Loan Documents constitute legal, valid, and binding obligations of Borrower.

Section 2.4  Litigation. There is no action, suit, or  proceeding,  judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Collateral.

Section 2.5  Status of Collateral.

(a)           The Premises and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor thereto, as an area having special flood, mudslide, and/or flood-related erosion hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law.

(b)           Borrower has all necessary certificates, permits, licenses, and other approvals, governmental and otherwise (including all zoning, building code, land use, environmental and similar approvals), necessary for the operation of the Premises and Improvements, all of which are in full force and effect as of the date hereof and all operations conducted thereon are in substantial compliance with such approvals.

(c)           The Premises and Improvements, and the present and contemplated use and occupancy thereof, are in full compliance with all applicable zoning ordinances, building codes, land use, and other similar laws.

(d)           The Premises and Improvements are served by all utilities required for the contemplated use thereof.

(e)           All public roads and streets necessary to serve the Premises and Improvements for the contemplated use thereof have been completed, are serviceable in all weather, and, where required by the appropriate governmental entities, have been dedicated to and formally accepted by such governmental entities.

(f)            All costs and expenses of any and all labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full.

(g)           Borrower has paid in full for, and is the owner of, all furnishings, fixtures, and equipment (other than lessees’ property) used in connection with the operation of the Premises, free and clear of any and all security interests, liens, or encumbrances, except for the Permitted Liens.

(h)          There is no proceeding pending for the total or partial condemnation of the Collateral.

(i)           All taxes and governmental assessments, water, sewer and municipal charges, if any, that are due and owing as of the date hereof and which, if not paid, would create a lien on or affect the ownership interest of Borrower with respect to the Collateral, have been paid.

(j)           Borrower has not entered into any management agreement concerning the Collateral, and Borrower does not have any obligation to pay any management fees in connection with management of the Collateral.

(k)           Borrower has not accepted rent under the Leases or under any rental or occupancy agreement more than thirty (30) days in advance of its due date.

ARTICLE III.

COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.1  Payment of Obligations.  Borrower shall pay when due and shall perform the Obligations.

Section 3.2  Continuation of Existence. Borrower shall maintain in good standing its existence under the laws of the Commonwealth of Massachusetts and shall not (i) dissolve, terminate, or otherwise dispose of, directly or indirectly or by operation of law, all or substantially all of its assets; (ii) reorganize, convert or change its legal structure without the prior written consent of Lender; or (iii) change its name, the address of its principal offices, or the name under which Borrower conducts its business without promptly notifying Lender of such change.

Section 3.3  Taxes, Liens, and Other Charges.

(a)           Subject to Permitted Protests, Borrower shall provide for payments when due of all taxes, liens, assessments, dues, fines, impositions and public charges, general and special, ordinary and extraordinary, of every character (including penalties and interest), now or hereafter levied or assessed upon or against the Collateral (collectively, the “Assessments”). Borrower shall also pay (i) all income, franchise, and other taxes and governmental charges levied, assessed, or imposed by the United States of America, or any state, any political subdivision thereof, or any other taxing authority upon Borrower or in respect of any of the Collateral which, if unpaid, would become a lien or charge upon the Collateral, or any part thereof; and (ii) all charges made by utility companies, public or private, for services furnished or used in connection with the Collateral (together with the Assessments, collectively, “Impositions”).

(b)           Borrower shall pay all taxes (excluding income, franchise, and doing business taxes), assessments, charges, expenses, costs, and fees (including registration and recording fees) levied on, or assessed against Lender, to the extent same are incurred in connection with any of the Loan Documents or the Loan. Borrower shall also pay all stamp and other similar taxes required to be paid in connection with the Obligations.

Section 3.4 Defense of Title and Litigation.  Subject to the Permitted Liens, if the lien or security interest created by this Security Instrument, or the validity, enforceability, or priority thereof or of this Security Instrument, or if title or any of the rights of Borrower or Lender in or to the Collateral, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Borrower or Lender with respect thereto, Borrower will promptly notify Lender thereof and will diligently endeavor to cure any defect which may be claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation, and, subject to Lender’s approval, the compromise, release, or discharge of any and all adverse claims. Lender (whether or not named as a party to such actions or proceedings) is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Security Instrument, or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, and the removal of such prior liens and security interests. Borrower shall, on demand, reimburse Lender for all expenses (including reasonable attorneys’ fees and disbursements) incurred by it in connection with the foregoing matters. All such costs and expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations and shall be deemed to be secured by this Security Instrument.

Section 3.5 Operation and Maintenance of Collateral.

(a)           Repair and Maintenance. Borrower will operate and maintain the Premises, the Improvements, and the other Collateral in good order, repair, and operating condition; will promptly make all necessary repairs, renewals, replacements, additions, and improvements thereto, interior and exterior, structural and nonstructural, foreseen  and unforeseen, or otherwise necessary to ensure that the same as part of the security under this Security Instrument shall not in any material way be diminished or impaired; and will not cause or allow any of the Premises, the Improvements, or any other Collateral to be misused or wasted or to materially deteriorate.   No part of the Improvements shall be removed, demolished, or structurally  or  materially  altered,  nor  shall  any  new  building,  structure,  facility,  or  other improvement be constructed on the Premises without Lender’s prior written consent.

(b)           Replacement of Collateral. Except for Permitted Dispositions (as defined in the Loan Agreement), Borrower will keep the Premises and the Improvements fully equipped, and will replace all worn out or obsolete Collateral with fixtures or personal property comparable thereto when new, and will not, without Lender’s prior written consent, remove from the Premises or the Improvements any fixtures or personalty covered by this Security Instrument unless the same is replaced by Borrower with an article of equal suitability and value when new, owned by Borrower free and clear of any lien or security interest (other than Permitted Liens).

(c)           Compliance with Laws. Borrower will perform and comply promptly with, and cause the Collateral to be maintained, used, and operated in accordance with, any and all (i) present and future laws, ordinances, rules, regulations, and requirements of every duly- constituted governmental or quasi-governmental authority or agency applicable to Borrower or the Collateral; (ii) similarly applicable orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by law, covenant, condition, agreement, or  easement, public or private; and (iv) policies of insurance at any time in force with respect to the Collateral. If Borrower receives any notice that Borrower or the Collateral is in default under or is not in compliance with any of the foregoing, or notice of any proceeding initiated under or with respect to any of the foregoing, Borrower will promptly furnish a copy of such notice to Lender.

(d)           Zoning; Title Matters. Borrower will not, without the prior written consent of Lender, (i) initiate or support any zoning reclassification of the Premises or the Improvements, seek any variance under existing zoning ordinances applicable to the Premises or the Improvements, or use or permit the use of the Premises and Improvements in a manner which would require any variance or special use permit under applicable zoning ordinances;  (ii) modify, amend, or supplement any of the permitted title encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Collateral, execute or file any subdivision plat affecting the Premises or the Improvements, or consent to the annexation of the Premises or the Improvements to any municipality; or (iv) permit or suffer the Premises and the Improvements to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession, or of any implied dedication or easement.

(e)           No Cooperative or Condominium. Borrower shall not operate or permit the Premises or the Improvements to be operated as a cooperative, condominium, or other form of ownership in which the lessees or other occupants thereof participate in the ownership, control, or management of the Premises, Improvements, or any part thereof, as lessees, stockholders, or otherwise.

Section 3.6  Insurance.

(a)           Type of Insurance Coverage. Borrower shall keep the Premises, the Improvements, and the other Collateral insured for the benefit of Borrower and Lender by procuring and maintaining the following types of insurance:

(i)           comprehensive, “All Risks” property insurance providing “special” form coverage in form and content as the Lender may from time to time reasonably require and against hazards as the Lender may from time to time reasonably require on the Improvements and personal property contained therein and in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for the purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavation, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement and replacement cost endorsement with respect to the Improvements and personal property contained therein waiving all co-insurance provisions; (C) providing that the deductible not exceed Twenty-Five Thousand Dollars ($25,000.00); and (D) containing Demolition Costs, Increased Cost of Construction and “Ordinance or Law Coverage” or “Enforcement” endorsements in amounts satisfactory to Lender if any of the Improvements or the use of the Collateral shall at any time constitute legal non-conforming structures or uses or the ability to rebuild the Improvements is restricted or prohibited. The Full Replacement Cost may be redetermined from time to time by an appraiser or contractor designated and paid by Lender or by an engineer or appraiser in the regular employ of the insurer. No omission on the part of Lender to request any such appraisals shall relieve Borrower of any obligations under this subsection;

(ii)           if Borrower leases the Premises and upon Lender’s request, rent or business interruption or use and occupancy insurance, on such basis and in such amounts as shall be satisfactory to Lender, and in any event not less than an amount equal to one (1) year’s total income from the Premises and the Improvements, including, but not limited to, all rent and all other income such as lessee reimbursement of operating expenses, with the amount to be determined each year based on Borrower’s reasonable estimate of such income for the succeeding twelve (12) month period;

(iii)           flood insurance if any portion of the Improvements is currently or at any time in the future located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood, mudslide and flood-related erosion hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time;

(iv)           commercial general liability insurance on an [occurrence]1 basis covering Borrower and Lender against claims for bodily injury, death, property damage and personal injury occurring in, upon, or about or resulting from the Premises, the Improvements, or any other Collateral, or any street, drive, sidewalk, curb, or passageway adjacent thereto, in standard form and with such coverages and in such minimum amounts and with such minimum limits as may be reasonably acceptable to Lender;

1 Note: Borrower confirming that such policy is on an occurrence basis and not a claims basis.

(v)           worker’s compensation, subject to the statutory limits of the state in which the Premises is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 per disease policy limit in respect of any work or operations on or about the Premises, or in connection with the Improvements or any other Collateral or its operation (if applicable); and

(vi)           such other insurance in such form and in such amounts as may from time to time be required by Lender against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Premises and the Improvements.

(b)           Form of Policy. All insurance required under this Section shall be continuously maintained in full force and effect, and be nonassessable, and the policies therefor shall contain such clauses and endorsements as Lender shall from time to time request, in its reasonable discretion, including but not limited to clauses or endorsements to the effect that such policies shall not be canceled, terminated or coverage thereunder reduced without the insurer thereunder giving at least thirty (30) days prior written notice to Lender, and shall be in such form and amounts and be issued by such insurance companies doing business in the jurisdiction in which the Premises are located as shall be approved by Lender. All such policies shall have a minimum term of not less than one year. All such policies shall be issued by insurance companies qualified under the laws of the Commonwealth of Massachusetts and duly authorized and licensed to transact business in such State and reflecting a claims paying ability rating of “A” or better and a financial class of “IX” or better as determined by A.M. Best Company, Inc. Without limiting the foregoing, the insurance policies provided for in Sections 3.6(a)(i), (ii), and (iii) above shall be first payable in case of loss to Lender, and shall contain standard mortgagee clauses and lender’s loss payable endorsements in form and substance acceptable to Lender, and shall also contain a waiver of subrogation clause. The insurance policies provided for in Section 3.6(a) above shall name Lender as an additional insured.

(c)           Original Policies. Borrower shall deliver to Lender original or certified copies of policies evidencing the insurance required under Sections 3.6(a)(i), (ii), (iii), (iv) and (v) above. Borrower shall also deliver to Lender originals or certified copies of any and all renewal policies at least thirty (30) days prior to the expiration of each such policy. If original policies and renewal policies are unavailable or if such coverage is under a blanket policy, Borrower shall deliver to Lender duplicate originals of such policies or, if unavailable, original certificates from the issuing insurance companies evidencing that such policies are in full force and effect, together with certified copies of the original policies.

(d)           Transfer of Title. In the event of foreclosure of this Security Instrument or other transfer of title or assignment of the Premises and the other Collateral in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance required under this Section or otherwise then in force with respect thereto, and all proceeds payable thereunder and unearned premiums thereon, shall immediately vest in the purchaser or other transferee of the Premises and the other Collateral.

(e)           Approval Not Warranty. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency, and no approval by Lender as to the amount, type, and/or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency.

Section 3.7  Damage and Destruction of Collateral.

(a)            Borro wer ’s Obligations . In the event of any damage to or loss or destruction of the Collateral, (i) Borrower shall promptly notify Lender of such event and take such steps as shall be necessary to preserve any undamaged portion of the Collateral and (ii) if, pursuant to Section 3.7(b), the insurance proceeds are applied to the restoration, replacement, or rebuilding of such Collateral (but regardless whether such insurance proceeds, if any, shall be sufficient for the purpose), Borrower shall promptly (and, in any event, prior to the date on which any lessee under any Lease shall be entitled to cancel or terminate said Lease because of any such damage, loss or destruction) commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Collateral as nearly as possible to its value, condition, and character immediately prior to such damage, loss, or destruction and in accordance with plans and specifications approved, and with other provisions for the preservation of the security hereunder established, by Lender.
(b)            Lend er's Rights; Application of Proceeds . In the event that any portion of the Collateral is so damaged, destroyed, or lost, and such damage, destruction, or loss is covered, in whole or in part, by insurance described in Section 3.6, then (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower and is hereby authorized and empowered by Borrower to settle, adjust, or compromise any claims for damage, destruction, or loss thereunder; (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Lender; and (iii) Lender shall have the right to apply the insurance proceeds, first, to reimburse Lender for all costs and expenses, including adjustors' and attorneys' fees and disbursements, incurred in connection with the collection of such proceeds and, second, the remainder of such proceeds shall be applied, at Lender's option, either (A) in payment of all or any part of the Obligations, whether or not then due and payable, in the order and manner determined by Lender (provided that to the extent that any Obligation shall remain outstanding after such application, such unpaid Obligation shall continue in full force and effect and Borrower shall not be excused in the payment thereof), or to the cure of any then current default hereunder; or (B) to the restoration, replacement, or rebuilding, in whole or in part, of the portion of the Collateral so damaged, destroyed, or lost, provided that any insurance proceeds held by Lender to be applied to the restoration, replacement, or rebuilding of the Premises shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Borrower with such provisions and requirements as may be imposed by Lender.  Notwithstanding  the  above,  after  reimbursement  of  Lender  for  all  costs  and expenses, including adjustors' and reasonable attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, the Lender shall allow Borrower to use the insurance proceeds for the restoration or replacement of the Collateral provided that (i) the proceeds total less than $50,000 for any single event of loss, or (ii) Lender shall reasonably determine that (a) the restoration or replacement of the Collateral can be completed prior to the Maturity Date (as defined in the Loan Agreement), (b) that the insurance proceeds will be sufficient to complete the restoration or, if the amount of the insurance proceeds is not sufficient to restore or replace the Collateral, Borrower deposits with Lender an amount equal to the difference between Lender's estimated costs of such restoration or replacement and the amount of the insurance proceeds, and (c) the Collateral will be restored or replaced such that the fair market value (as reasonably determined by Lender) of the Collateral shall be at least equal to the pre-casualty value. In the event that Borrower shall have received all or any portion of such insurance proceeds, or any other proceeds in respect of such damage or destruction, Borrower, upon demand from Lender, shall pay to Lender an amount equal to the amount so received by Borrower, to be applied pursuant to this section. Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds or payments in lieu thereof paid to Lender as herein provided shall be deemed trust funds, and Lender shall be entitled to dispose of such proceeds as provided in this Section. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value of the Collateral, from any casualty whatsoever, whether or not insurable or insured against.

Section 3.8  Condemnation.

(a)            Borrower’s Obligations ; Proceedings . Promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Collateral, or any part or interest therein, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Collateral (including any change in any street, whether as to grade, access, or otherwise), or any part thereof or interest therein, Borrower will notify Lender of the threat or pendency thereof. Lender may participate in any such proceedings (but shall not be obligated to do so), and Borrower from time to time will execute and deliver to Lender all instruments requested by Lender or as may be required to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, shall deliver to Lender copies of all papers served in connection therewith, and shall consult and cooperate with Lender, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Borrower without Lender’s prior written consent.

(b)            Lender’s Rights to Proceeds . All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees, and awards for injury or damage to the Collateral are hereby assigned and shall be paid to Lender. Borrower agrees to execute and deliver such further assignments thereof as Lender may request, and authorizes Lender to collect and receive the same, to give receipts and releases therefor, and to appeal from any such judgment, decree, or award. Lender shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same.

(c)           Application of Proceeds. Lender shall have the right to apply any proceeds, judgments, decrees, or awards referred to in subsection (b) of this Section, first, to reimburse Lender for all costs and expenses, including attorneys’ fees and disbursements, incurred in connection with the proceeding in question, and any appeal therefrom, or in the collection of such amounts and, second, the remainder of such proceeds, judgments, decrees, or awards shall be applied or paid, at Lender’s option but subject to Section 3.8(d), either (A) in payment of all or any part of the Obligations, whether or not then due and payable, in the order and manner determined by Lender, or to the cure of any then current default hereunder; or (B) first, to the repair and restoration of the Collateral, if any is deemed necessary by Lender as a result of the condemnation and, second, to Borrower for its own use. In the event that Borrower shall have received all or any portion of such proceeds, judgments, decrees, or awards, Borrower, upon demand from Lender, shall pay to Lender an amount equal to the amount so received by Borrower, to be applied as Lender shall have the right pursuant to this subsection. Notwithstanding the above, after reimbursement of Lender for all costs and expenses, including attorneys’ fees and disbursements, incurred in connection with the proceeding in question, and any appeal therefrom, or in the collection of such amounts, the Lender shall allow Borrower to use any proceeds, judgments, decrees, or awards referred to in subsection (b) of this Section for the restoration or replacement of the Collateral provided that (i) the proceeds total less than $50,000 for any single condemnation action, or (ii) Lender shall reasonably determine that (a) the restoration or replacement of the Collateral can be completed prior to the Maturity Date (as defined in the Loan Agreement), (b) that the proceeds will be sufficient to complete the restoration or, if the amount of the proceeds is not sufficient to restore or replace the Collateral, Borrower deposits with Lender an amount equal to the difference between Lender’s estimated costs of such restoration or replacement and the amount of the proceeds, and (c) the Collateral will be restored or replaced such that the fair market value (as reasonably determined by Lender) of the Collateral shall be at least equal to the pre-condemnation value.

(d)           Effect on the Obligations. Notwithstanding any condemnation, taking, or other proceeding referred to in this Section causing injury to or decrease in value of the Collateral (including a change in any street, whether as to grade, access, or otherwise), or any interest therein, Borrower shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Lender of such proceeds, judgments, decrees or awards and application against the Obligations, provided that if prior to the receipt by Lender of such proceeds, judgments, decrees, or awards, the Collateral shall have been sold on foreclosure of this Security Instrument, or shall have been transferred by deed-in-lieu of foreclosure, Lender shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal fees and disbursements incurred by Lender in connection with the collection thereof.

Section 3.9  Liens and Liabilities.

(a)           Discharge of Liens. Borrower shall pay, bond, or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien or encumbrance on the Collateral, or on the revenues, rents, issues, income, or profits arising therefrom and, in general, Borrower shall do, or cause to be done, at Borrower’s sole cost and expense, everything necessary to fully preserve the lien and security interest created by this Security Instrument and the priority thereof.

(b)           Creation of Liens. Borrower shall not, without Lender’s prior written consent, create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, deed to secure debt, voluntary or involuntary lien, whether statutory, constitutional, or contractual (except for Impositions which are not yet due and payable), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Collateral, prior to, on a parity with, or subordinate to the lien of this Security Instrument, other than Permitted Lien.

Section 3.10  Transfer of Collateral/Due on Sale. Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning, constructing, developing and operating the Collateral and properties similar to the Collateral in connection with the closing of the loan evidenced by the Note. Accordingly, in the event that the Collateral or any part thereof or direct or indirect therein or any membership interests, partnership interests other interest in Borrower shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the Improvements under Leases permitted by this Security Instrument), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrower shall be divested of its title to the Collateral or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion, then the same shall constitute an Event of Default and Lender shall have the right, at its option, to declare any or all of the Obligations, irrespective of any maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article VI hereof. For the purposes of this Section, each of the following shall be deemed to be a transfer of an interest in the Collateral: (i) in the event Borrower or any partner or member of Borrower is an individual or an entity other than a corporation or trust or limited liability company, a direct or indirect change in the ownership interests in Borrower or any partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interests of Borrower or of any such partner, joint venturer or member in Borrower or of such partner or member (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise); (ii) in the event Borrower is a corporation or trust or limited liability company, the direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of the issued and outstanding capital stock of Borrower (or the issuance of new shares of capital stock of Borrower (in one or a series of transactions) such that, after giving effect to such issuance and any prior issuance, more than forty-nine percent (49%) in the aggregate of the outstanding capital stock of Borrower is owned by any person or entity and their affiliates unless such person or entity and their affiliates owned more than forty-nine percent (49%) of the outstanding capital stock of Borrower as of the date hereof); and (iii) any change in the management or decision making control over Borrower or the Collateral.

Section 3.11  Tax and Insurance Deposits.

(a)           Monthly Deposits. Upon Lender’s request after and during the continuance of a Material Adverse Effect or an Event of Default, Borrower shall deposit with Lender in a non-interest bearing account, or at Lender’s request, with its servicing agent, on the first day of each and every month, commencing with the date the next payment of interest and/or principal and interest shall become due under the Note, a deposit to pay the Assessments (as defined in Section 3.3 hereof) and insurance premiums which will next become due on the insurance policies required by this Security Instrument (hereinafter collectively referred to as the “Charges”) in an amount equal to:

(i)           One-twelfth (1/12th) of the annual Assessments next to become due upon the Collateral; provided that, with the first such deposit, there shall be deposited in addition an amount as estimated by Lender which, when added to monthly deposits to be made thereafter as provided for herein, shall assure to Lender’s satisfaction that there will be sufficient funds on deposit to pay the Impositions as they come due; plus

(ii)           One-twelfth (1/12th) of the annual premiums on each policy of insurance required to be maintained by this Security Instrument; provided that with the first such deposit there shall be deposited, in addition, an amount equal to one-twelfth (1/12th) of such annual insurance premiums multiplied by the number of months elapsed between the date premiums on each policy were last paid to and including the date of deposit, provided that the amount of such deposits shall be based upon Lender’s estimate as to the amount of Assessments and insurance premiums next to be payable and may require that the full amount of such payment will be available to Lender at least one month in advance of the due date. Prior to the payment due dates, Borrower shall obtain the original Assessments and insurance premiums bills and forward them immediately to Lender upon Borrower’s receipt thereof.  Lender will, upon timely presentation to Lender by the Borrower of the bills therefor, pay the Charges from such deposits directly to the taxing authority or the insurance carrier as the case may be, or return such amount to the Borrower so it can make such payments. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then the Borrower shall immediately pay to Lender on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited towards subsequent Charges.

(b)           Use of Deposits. Except to the extent required by applicable law, all funds so deposited shall, until so applied, constitute additional security for the Obligations, shall be held by Lender in a separate escrow account, shall not be commingled with other funds of Lender, and, provided that no Event of Default (as defined in Section 6.1) shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, but only to the extent that Lender shall have such funds on hand, provided that Lender shall not have any obligation to use said funds to pay (i) any installment of Assessments prior to the last day on which payment thereof may be made without penalty or interest, or to pay any insurance premium prior to the due date thereof; or (ii) any of the aforesaid amounts unless Lender shall have been furnished with the bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, as the case may be. If an Event of Default shall have occurred  and  be continuing hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender’s option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in this Section. In no event shall Borrower claim any credit against the principal and interest due hereunder for any payment or deposit for taxes or insurance. Neither Lender nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Lender or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the taxes shown in the tax statement shall be levied on property more extensive than the Collateral, Lender shall be under no duty to seek a tax division or apportionment of the tax bill, and any payment of taxes based on a larger parcel shall be paid by the Borrower, the deposits to be made hereunder shall be based on the larger tax parcel and the Borrower shall expeditiously cause a tax subdivision to be made.

(c)           Transfer of Security Instrument. Upon an assignment or other transfer of this Security Instrument, Lender shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and Lender shall thereupon be completely released from all liability with respect to such deposits, and Borrower or the owner of the Collateral shall look solely to the assignee or transferee with respect thereto.

Section 3.12  Inspection. Borrower shall allow Lender and its authorized representatives, or agents, including third-party property appraisers, environmental engineers, architects, engineers, and Lender’s employees, to enter upon the Collateral and conduct tests and to enter upon and inspect the Collateral, or any part thereof, at all reasonable times and upon reasonable prior notice, except in the event of an emergency when no notice shall be required and subject to the rights of tenants, and shall assist Lender and such representatives or agents in effecting said inspection.

Section 3.13  Records, Reports, and Audits.

(a)           Maintenance of Records. Borrower shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect the results of the operation of the Premises and copies of all written contracts, Leases and other instrument which affect the Premises (including but not limited to all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). Borrower shall allow Lender or its authorized representatives at all reasonable times upon prior notice, at Borrower’s expense, to examine and make copies of all such books and records and all supporting data therefor at Borrower’s principal place of business, at the Premises or at such other place where such books, records, and data may be located. Borrower shall assist Lender or such representative in effecting such examination. Absent the occurrence and continuance of a Material Adverse Effect or an Event of Default, Lender shall not conduct any such examination more than twice during any twelve (12) month period.

(b)           Financial Reports.      Borrower shall furnish or cause to be furnished to Lender the financial statements and reports required by Section 5.6 of the Loan Agreement.

Section 3.14  Intentionally Omitted.

Section 3.15  Intentionally Omitted.

Section 3.16  Intentionally Omitted.

Section 3.17 Subordination of Fees. The terms and conditions of all arrangements whereby Borrower, any guarantor, or any person, partnership, corporation, limited liability company or other entity related to or controlled by or under common control with Borrower or any guarantor or in which Borrower, any guarantor, or any member or manager of Borrower has a substantial interest, is or may be entitled to fees or commissions with respect to the Collateral or sales or leases of the Collateral shall be disclosed to Lender, and no payment of any fees or compensation may be made by or on behalf of Borrower to any of such persons or entities without Lender’s prior written consent, until the Loan is fully satisfied.

Section 3.18 Leases of Space. Borrower will, at its own cost and expense, perform, comply with and discharge all of the obligations of Borrower under any leases and use its best efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under any such leases and will appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Borrower’s interest in any leases of the Premises. The Borrower will not borrow against, pledge or assign any of Borrower’s rights under the leases or any rentals due thereunder or consent to a subordination or assignment of the interest of the tenants thereunder to any party other than Lender, nor anticipate the rents thereunder for more than one (1) month in advance or reduce the amount of rents and other payments thereunder, nor waive, excuse, condone or in any manner release or discharge the tenants of or from their obligations, covenants, conditions and agreements to be performed, nor to incur any indebtedness to the tenants, nor enter into any additional leases of all or any part of the Premises without the prior written consent of Lender.

Section 3.19 Alterations and Renovations. Borrower agrees that, without the prior written consent of Lender, Borrower will not remove or expand any improvements on the Premises, erect any new improvements or make any material alterations in any improvements which will alter the basic structure, adversely affect the market value or change the existing architectural character of the Premises. Borrower agrees that buildings, structures and improvements now or hereafter constructed on or in the Premises or repairs made to the Premises shall be completed in a good and workmanlike manner, in accordance with all applicable governmental laws, regulations, requirements and permits. Borrower agrees not to acquiesce in any rezoning classification, modification or restriction affecting the Premises without the written consent of Lender.

Section 3.20  Property Management.

(a)           Without the prior written consent of the Lender, Borrower shall not (i) enter into a management agreement, (ii) surrender any management agreement, (ii) consent to the assignment by any property manager of its rights, duties or obligations under any management agreement, (iii) terminate or cancel any management agreement, or (iv) modify, change, supplement, alter or amend any management agreement, in any material respect, either orally or in writing.

(b)           Upon the occurrence and during the continuance of an Event of Default, the Lender may require, upon ten (10) Business Days prior written notice to Borrower, that Borrower retain a property manager, or select a new property manager if a property manager then exists, not affiliated with Borrower to manage the Collateral. If such a property manager is so required by the Lender, Borrower shall immediately seek to appoint a property manager acceptable to the Lender. Such newly appointed property manager shall enter into a property management agreement with Borrower satisfactory to the Lender. Borrower shall execute and deliver an Assignment of Management Agreement in form and substance reasonably satisfactory to the Lender, which shall be consented to and acknowledged by such newly appointed property manager.

Section 3.21  Further Acts. Borrower shall do and perform all acts necessary to keep valid and effective the charges and lien hereof, to carry into effect its objective and purposes, and to protect the lawful owner of the Note and the other Obligations. Promptly upon request by Lender, and at Borrower’s expense, Borrower shall execute, acknowledge, and deliver to Lender such other and further instruments and do such other acts as in the reasonable opinion of Lender may be necessary or desirable to (a) grant to Lender the highest available perfected lien on all of the Collateral; (b) correct any defect, error, or omission which may be discovered in the contents of this Security Instrument or any other Loan Document; (c) identify more fully and subject to the liens, encumbrances, and security interests and assignments created hereby any property intended by the terms hereof to be covered hereby (including, without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Collateral); (d) assure the first priority hereof and thereof subject to the Permitted Liens; and (e) otherwise effect the intent of this Security Instrument.

ARTICLE IV.

ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

Section 4.1 Additional Advances and Disbursements. Borrower agrees that, if Borrower shall default in any of its Obligations to pay any amount or to perform any action, including its obligation under Section 3.3 to pay Impositions and under Section 3.6 to procure, maintain, and pay premiums on the insurance policies referred to therein, then Lender shall have the right, but not the obligation, in Borrower’s name or in its own name, and without notice to Borrower, to advance all or any part of such amounts or to perform any or all such actions, and, for such purpose and to the extent permitted by applicable law, Borrower expressly grants to Lender, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and take possession of the Collateral to such extent and as often as it may deem necessary or desirable to prevent or remedy any such default. No such advance or performance shall be deemed to have cured such default by Borrower or any Event of Default with respect thereto. All sums advanced, all Collection Expenses (as hereinafter defined), and all expenses incurred by Lender in connection with such advances or actions, and all other sums advanced or expenses incurred by Lender hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the rate stated in the Note for payments from and after maturity (the “Default Rate”), and shall be secured by this Security Instrument. Lender, upon making any such advance, shall be subrogated to all of the rights of the person receiving such advance.

Section 4.2 Other Expenses.

(a)           Borrower shall pay or, on demand, reimburse Lender for the payment of all appraisal fees, recording and filing fees, taxes, brokerage fees and commissions, abstract fees, title insurance premiums and fees, Uniform Commercial Code search fees, escrow fees, attorneys’ fees and disbursements, and all other costs and expenses of every character incurred by Borrower or Lender in connection with the granting, administration, enforcement, and closing (including the preparation of the Loan Documents) of the transactions contemplated hereunder or under the other Loan Documents, or otherwise attributable or chargeable to Borrower as owner of the Collateral. Lender shall have the right to obtain from time to time, at Borrower’s cost and expense, appraisals of the Collateral, provided that so long as no Event of Default shall have occurred which continues, Borrower shall only be obligated to pay for the costs and expenses associated with one such appraisal during any twelve (12) month period.

(b)           Borrower shall pay or, on demand, reimburse Lender for the payment of any costs or expenses (hereinafter referred to collectively as “Collection Expenses”), including third-party appraisal fees and expenses, environmental engineers’ fees and expenses, the cost of environmental testing and preparation of environmental reports, architects’ fees and expenses, engineers’ fees and expenses, travel costs of Lender’s employees, agents, and representatives, and reasonable attorneys’ fees and expenses incurred or expended in connection with or incidental to (i) any default or Event of Default by Borrower hereunder or (ii) the exercise or enforcement by or on behalf of Lender of any of its rights or remedies or Borrower’s obligations under this Security Instrument or under the other Loan Documents, including the enforcement, compromise, or settlement of this Security Instrument or the Obligations or the defense, assertion of the rights and claims of Lender hereunder in respect thereof, by litigation or otherwise.

Section 4.3 Indemnity. Borrower agrees to indemnify and hold harmless  Lender from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs, and expenses (including attorneys’ fees and disbursements) which may be imposed on, incurred or paid by or asserted against Lender by reason or on account of, or in connection with, (i) any default or Event of Default by Borrower hereunder or under the other Loan Documents; (ii) Lender’s exercise of any of its rights and remedies, or the performance of any of its duties, hereunder or under the other Loan Documents to which Borrower is a party; (iii) the construction, reconstruction, restoration, or alteration of the Collateral or any part thereof; (iv) any negligence or willful misconduct of Borrower, any lessee of the Premises, or any of their respective agents, contractors, subcontractors, servants, employees, licensees, or invitees; (v) any accident, injury, death or damage to any person or property occurring in, on, or about the Premises or the Improvements, or any street, drive, sidewalk, curb, or passageway adjacent thereto; or (vi) any other transaction arising out of or in any way connected with the Collateral (or any part thereof) or the Loan Documents, provided, however, that any such indemnity provided herein above shall not apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result solely from the gross negligence or willful misconduct of the Lender. Any amount payable to Lender under this Section shall be deemed a demand obligation, shall be part of the Obligations, shall bear interest at the Default Rate, and shall be secured by this Security Instrument.

ARTICLE V.

UNIFORM COMMERCIAL CODE

This Security Instrument shall constitute a security agreement under Article 9 of the Uniform Commercial Code (the “Code”) in each applicable jurisdiction with respect to any and all fixtures and personal property included in the description of the Collateral, now owned or hereafter acquired by Borrower, which might otherwise be deemed “personal property” and all accessions thereto and the proceeds thereof (collectively, the “Personal Property”). Borrower has granted and does hereby grant Lender a security interest in the Personal Property subject to the Permitted Liens and in all additions and accessions thereto, renewals and replacements thereof and all substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Security Instrument. The following provisions relate to such security interest:

(a)           Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Code jurisdiction any initial financing statements and amendments thereto to perfect and preserve Lender's interest in the Collateral in a manner consistent with the term as defined, in this Security Instrument and including information relating to whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower. Borrower agrees to provide any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any filing office in any Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Borrower shall pay to Lender, from time to time, upon demand, any and all costs and expenses incurred by Lender in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date paid by Lender until the date repaid by Borrower, and such costs and expenses, together with such interest, shall be part of the Obligations and shall be secured by this Security Instrument.

(b)           Subject to the rights of the holders of any Permitted Liens, Borrower shall any time and from time to time take such steps as Lender may reasonably request for Lender to obtain “control” of any Personal Property for which control is a permitted or required method to perfect, or to insure priority of, the security interest in such Personal Property granted herein.

(c)           Upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Security Instrument.

(d)           Terms defined in the Code and not otherwise defined in this Security Instrument shall have the same meanings in this Paragraph as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article, the term used in this Paragraph is that used in Article 9. The term “control,” as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9, as applicable.

(e)           It is intended by Borrower and Lender that this Security Instrument be effective as a financing statement filed in the real estate records of Worcester County, Massachusetts as a fixture filing covering the Personal Property. A description of the Premises which relates to the Personal Property is set forth in Exhibit B attached hereto.

(f)           The information in the subsections below this paragraph is provided in connection with the filing of this Security Instrument as a financing statement as referred to above, and the Borrower hereby represents and warrants such information to be true and complete as of the date of this Security Instrument.

(h)           The Borrower is the record owner of the real estate described in this Security Instrument. The name and mailing address of the record owner of the real estate described in this Security Instrument is set forth in the first paragraph of this Security Instrument.

(i)           For purposes of the Code, Borrower is the Debtor. The name, mailing address, type of organization and state of formation of the Debtor (Borrower) is set forth in the first paragraph of this Security Instrument. The Organizational Identification Number of the Borrower is in the State of Delaware is 3528957.

(j)           For purposes of the Uniform Commercial Code, the Lender is the Secured Party. The name and mailing address of the Secured Party (Lender) is:

Revere High Yield Fund, LP
105 Rowayton Avenue
Rowayton, Connecticut 06853
Attn: Clark Briner

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1 Events of Default. The term “Event of Default,” as used in this Security Instrument, shall mean the occurrence of any of the following events:

(a)           if Borrower shall fail to pay when the same shall become due and payable any sum required to be paid under the Note, hereunder or under any other Loan Document, whether of principal, interest, premium, fees, or otherwise; or

(b)           if any representation made herein, in the Loan Agreement or in any other Loan Document (including any certificate delivered in connection with any of the foregoing), or otherwise made by or on behalf of Borrower or any Guarantor in connection with the transactions contemplated under the Loan Documents, shall be false or misleading in any material respect when made; or

(c)           the Collateral (or any part thereof), or any legal, beneficial, or equitable interest therein, shall be sold, transferred, or encumbered in any way in violation of this Security Instrument or any other Loan Document; or

(d)           if Borrower or any Guarantor shall fail to perform any other term, covenant or agreement contained in any of the other Loan Documents after any applicable grace period contained therein or any “Event of Default” as defined or described in the Note, the Loan Agreement or any of the other Loan Documents occurs and is then continuing; or

(e)           if Borrower abandons the Premises or the Improvements; or

(f)           if Borrower shall fail at any time to obtain, provide, maintain, keep in force, or deliver to Lender the insurance policies required by this Security Instrument and such failure shall continue for two (2) days after written notice from Lender; or

(g)           if any claim of priority (except a claim based upon a Permitted Lien) to this Security Instrument or any other document or instrument securing the Obligations by title, lien, or otherwise shall be upheld by any court of competent jurisdiction and such claim is not discharged, satisfied, vacated or bonded within twenty (20) days after entry, or shall be consented to by Borrower; or

(h)           if Borrower or any Guarantor or any member or partner of Borrower or any Guarantor, or any maker, guarantor or surety of the Note shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or fail to pay its debts as they become due; or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment or similar relief under any present or future bankruptcy or insolvency statute, law or regulation or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in such proceedings, or shall not within sixty (60) days after the filing of such a petition have the same dismissed or vacated, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not within sixty (60) days after the appointment of a trustee, receiver or liquidator of any material part of its properties without Lender's consent have such appointment vacated; or

(i)           if default shall be made in the performance or observance of any provision contained in this Security Instrument other than those referred in (a) through (i) above, beyond the applicable grace period therefor or, if no such grace period is applicable, if the default has not been remedied within thirty (30) days after the occurrence thereof; or

(j)           if any “Event of Default” as defined or described in any other Loan Document occurs and is then continuing.

Section 6.2  Remedies. Upon the occurrence and during the continuance of any one or more Events of Default, Lender may (but shall not be obligated to), by Lender itself otherwise, in addition to any rights or remedies available to it hereunder or under the other Loan Documents, take such action, personally or by its agents or attorneys, with or without entry and without notice, demand, presentment, or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce Lender’s rights and remedies against Borrower and in and to the Collateral, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting its rights or remedies:

(a)          declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest, and any premium and late charges thereon, and all other such sums secured hereby) to be immediately due and payable, and upon any such declaration the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything in the Loan Documents to the contrary notwithstanding.

(b)          institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Security Instrument or the complete or partial sale of the Collateral under the power or sale or under any applicable provision of law. Lender may sell the Collateral, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time or place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Collateral.

(c)           Intentionally Omitted.

(d)          to the extent permitted under applicable law, Lender may elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto.

(e)           institute an action, suit, or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents.

(f)           apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Collateral, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Obligations or the solvency of Borrower or any other person liable for the payment of the Obligations, and Borrower and each other person so liable waives or shall be deemed to have waived such necessity, and consents or shall be deemed to have consented to such appointment.

(g)           subject to the provisions and restrictions of any applicable law, enter upon the Premises and the Improvements, and exclude Borrower and its agents and servants wholly therefrom, without liability for trespass, damages, or otherwise, and take possession of all books, records, and accounts relating thereto and all other Collateral, and Borrower agrees to surrender possession of the Collateral and of such books, records, and accounts to Lender on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control, and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Borrower; and upon each such entry and from time to time thereafter may, at the expense of Borrower and the Collateral, without interference by Borrower and as Lender may deem advisable, (i) either by purchase, repair, or construction, maintain and restore the Collateral; (ii) insure or reinsure the same; (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments, and improvements thereto and thereon; (iv) complete the construction of the Improvements and, in the course of such completion, may make such changes in the contemplated or completed Improvements as it may deem advisable; and (v) in every such case in connection with the foregoing have the right to exercise all rights and powers of Lender with respect to the Collateral, either in Borrower’s name or otherwise, including the right to make, terminate, cancel, enforce, or modify Leases, obtain and evict lessees and sublessees on such terms as Lender shall deem advisable, and to take any actions described in subsection (h) of this Section.

(h)           subject to the provisions and restrictions of any applicable law, Lender may, with or without entrance upon or taking possession of the Premises, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Premises, and after deducting therefrom all costs, expenses, and liabilities of every character incurred by Lender in collecting the same and in using, operating, managing, preserving, and controlling the Premises, and otherwise in exercising Lender’s rights under subsection (f) of this Section, including all amounts necessary to pay Impositions, insurance premiums, and other charges in connection with the Premises, as well as compensation for the services of Lender and its attorneys, agents, and employees, apply the remainder to the Obligations in the order and manner determined by Lender.

(i)             release any portion of the Collateral for such consideration as Lender may require without, as to the remainder of the Collateral, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.

(j)             Lender may take all actions permitted under the Uniform Commercial Code of the jurisdiction in which the Collateral is located; or

(k)            Lender may take any other action, or pursue any other right or remedy, as Lender may have under applicable law, and Borrower does hereby agree that Lender may so act.

In the event that Lender shall exercise any of the rights or remedies set forth in subsections (g) and (h) of this Section, Lender shall not be deemed to have entered upon or taken possession of the Collateral except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession. Lender shall not be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor liable for any loss sustained by Borrower resulting from any failure to let any portion of the Collateral, or from any other act or omission of Lender except to the extent such loss is caused by the willful misconduct, negligence or bad faith of such party. Borrower hereby consents to, ratifies, and confirms the exercise by Lender of said rights and remedies, and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.3  Expenses. In any proceeding, judicial or otherwise, to foreclose this Security Instrument or enforce any other remedy of Lender under the Loan Documents, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all Collection Expenses and all other expenditures and expenses, including reasonable attorneys’ fees, which may be paid or incurred in connection with the exercise by Lender of any of its rights and remedies provided or referred to in Section 6.2, or any comparable provision of any other Loan Document, together with interest thereon at the rate specified in the Note, and the same shall be part of the Obligations and shall be secured by this Security Instrument.

Section 6.4  Additional Provisions as to Remedies.

(a)           No right or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder, or under the other Loan Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Lender.

(b)           No delay or omission by Lender to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default, or an acquiescence therein.

(c)           The failure, refusal, or waiver by Lender of its right to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

(d)           Lender shall not have any obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.

(e)           No recovery of any judgment by Lender and no levy of an execution upon the Collateral (or any part thereof) or any other property of Borrower shall affect, in any manner or to any extent, the lien and security interest created by this Security Instrument upon and in the Collateral, or any liens, security interests, rights, powers, or remedies of Lender hereunder, and such liens, rights, powers, and remedies shall continue unimpaired as before.

(f)            Lender may resort to any security given by this Security Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder.

(g)           Acceptance of any payment after the occurrence of any default or Event of Default  shall  not  be deemed a waiver or a  cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

(h)           In the event that Lender shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry, or otherwise, and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the lien and security interest hereof.

ARTICLE VII.

ADDITIONAL PROVISIONS

Section 7.1  Sales or Participations.  Lender may from time to time sell or assign, in whole or in part, or grant participations in the Note, the other Loan Documents, and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be entitled to all of the rights, obligations and benefits of Lender and deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the undersigned, in each case as fully as though the undersigned were directly indebted to such holder. Lender shall endeavor to give notice to the undersigned of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

Section 7.2  Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower or any guarantors to any regulatory body or agency having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower, provided that, prior to receipt of any such information any participant or successor in interest shall agree in writing to treat such information in a confidential manner. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

Section 7.3  Severability. If all or any portion of any provision of this Security Instrument or the other Loan Documents shall be held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal, or unenforceable provision, or portion thereof, were not contained herein or therein.

Section 7.4  Notices. Any notice, demand, consent, approval, direction, agreement, or other communication (any “Notice”) required or permitted hereunder or under the other Loan Documents shall be in writing and shall be addressed as follows to the person entitled to receive the same:

(a) If to Borrower:

Ranor, Inc.
1 Bella Drive
Westminster, Massachusetts 01473

with a copy to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183

(b) If to Lender:

Revere High Yield Fund, LP
105 Rowayton Avenue, Suite 100
Rowayton, Connecticut 06853

with a copy to:

Mayo Crowe LLC
CityPlace II
185 Asylum Street
Hartford, Connecticut 06103
Attn: William R.

Any Notice required to be made under this Security Instrument shall comply with the requirements of this Section. Each Notice shall be in writing and sent (a) by certified mail, return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt. Each Notice shall be effective upon receipt. Rejection or other refusal by the addressee to accept or receipt the delivery, or the inability to deliver because of a changed address of which no Notice was given, shall be deemed to be the receipt of the notice sent. Any party shall have the right from time to time to change the address or individual’s attention to which Notices to it shall be sent by giving the other party at least ten (10) days’ prior notice thereof.

Section 7.5  Applicable Law. This Security Instrument shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

Section 7.6  Sole Discretion of Lender. Except  as  otherwise  expressly  provided herein, whenever Lender’s judgment, consent, or approval is required hereunder for any matter, or Lender shall have an option or election hereunder, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole discretion of Lender.

Section 7.7  Matters to be in Writing. This Security Instrument cannot be altered, amended, modified, terminated, or discharged except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination, or discharge is sought. No waiver, release, or other forbearance by Lender will be effective against Lender unless it is in a writing signed by Lender, and then only to the extent expressly stated.

Section 7.8  Submission to Jurisdiction.  Without limiting the right of Lender to bring any action or proceeding against the undersigned or its property arising out of or relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower hereby irrevocably submits to the jurisdiction of any state court or federal court sitting in the Commonwealth of Massachusetts, and Borrower hereby irrevocably agrees that any Action may be heard and determined in such state court or in such federal court. Borrower hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction. Borrower hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing by certified mail to any of the addresses set forth herein or by hand-delivery to a person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered, and Borrower will have thirty (30) days from such completion of service in which to respond in the manner provided by law. Borrower may also be served in any other manner permitted by law, in which event Borrower’s time to respond shall be as provided by law.

Section 7.9  Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Security Instrument, and all documents or instruments supplemental hereto, unless the context otherwise requires:

(a)           All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Security Instrument, unless expressly otherwise designated in context.

(b)           The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(c)           The term “Collateral” and the term “Premises” shall be construed as if followed by the phrase “or any part thereof.”

(d)           The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof.”

(e)           Words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.
(f)           The term “person” shall include natural persons, firms, partnerships, corporations, and any other public and private legal entities.

(g)           All Article, Section, and Exhibit captions herein are used for convenience and reference only and in no way define, limit, or describe the scope or intent of, or in any way affect, this Security Instrument.

Section 7.10  Successors and Assigns. The provisions hereof shall be binding upon Borrower, and the heirs, devisees, representatives, successors, and assigns of Borrower, including successors in interest of Borrower in and to all or any part of the Collateral, and shall inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. All references in this Security Instrument to Borrower or Lender shall be construed as including all of such other persons with respect to the person referred to. Where two or more persons have executed this Security Instrument, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise.

Section 7.11  WAIVER OF TRIAL BY JURY AND CERTAIN DAMAGES. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THIS SECURITY INSTRUMENT, THE LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY INSTRUMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS SECURITY INSTRUMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 7.12  CROSS DEFAULT AND CROSS COLLATERAL. In furtherance of prior provisions hereof, Borrower agrees and acknowledge that the occurrence of an Event of Default under the terms of this Security Instrument shall constitute an Event of Default under the Note, the Loan Agreement, and the other Loan Documents and under the documents evidencing any other loan now existing or hereafter made by Lender to Borrower which is secured by all or any portion of the Premises or other Collateral. The security interests, liens and other rights and interests in and relative to any of the Collateral now or hereafter granted to Lender by Borrower by or in any instrument or agreement, including but not limited to this Security Instrument and the other Loan Documents shall serve as security for any and all liabilities of Borrower to Lender, including but not limited to the liabilities described in this Security Instrument, the Note, the Loan Agreement, and the other Loan Documents and, for the repayment thereof, Lender may resort to any security held by it in such order and manner as it may elect.

Section 7.13  Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 7 and the terms and conditions of this Security Instrument, the terms and conditions of this Section 7 shall control and be binding.

Section 7.14  Interest Rate. Notwithstanding anything in the Loan Documents to the contrary, in case the interest rate provided for in the Loan Documents at any time exceeds the maximum rate of interest allowed under applicable law, during such time the rate of interest provided for in the Loan Documents shall be reduced to the maximum rate allowed by such law, and the payments required hereunder shall be reduced accordingly.

Section 7.15  Maximum Interest. The provisions of this Security Instrument and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance or retention of the money loaned under the Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Borrower and Lender.

Section 7.16  After-Acquired Property. All property acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Lender shall reasonably require for accomplishing the purposes of this Security Instrument.

Section 7.17  Indemnity; Expenses.  The Borrower will pay or reimburse the Lender for all reasonable attorneys’ fees, costs and expenses incurred by either of them in any suit, action, legal proceeding or dispute of any kind in which either of them is made a party or appears as party plaintiff or defendant, affecting the Obligations, this Security Instrument or the interest created herein, or the Collateral, or any appeal thereof, including, but not limited to, activities related to enforcement of the remedies of Lender, activities related to protection of Lender’s collateral, any foreclosure action or exercise of the power of sale, any condemnation action involving the Collateral or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against the Borrower, and any such amounts paid or incurred by Lender shall be added to the Obligations and shall be secured by this Security Instrument. The agreements of this subsection shall expressly survive in perpetuity satisfaction of this Security Instrument and repayment of the Obligations, any release, reconveyance, discharge of foreclosure of this Security Instrument, conveyance by deed in lieu of foreclosure, sale, and any subsequent transfer by Lender’s conveyance of the Collateral.

Section 7.18  Release of and Resort to Collateral. Lender may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Obligations, Lender may resort to any other security in such order and manner as Lender may elect.

Section 7.19  Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases (i) all benefit that might accrue to Borrower by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (ii) all notices of any Event of Default or of Lender’s election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, except as specifically required by the terms of this Security Instrument or the other Loan Documents, and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 7.20  Discontinuance of Proceedings. If Lender shall  have  proceeded  to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Lender thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 7.21  No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Security Instrument nor any other remedies afforded to Lender under the Loan Documents, at law or in equity, shall cause Lender to be deemed or construed to be a mortgagee in possession of the Collateral, to obligate Lender to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 7.22  Massachusetts Statutory References. This Security Instrument is intended to constitute: (i) a mortgage deed under Massachusetts General Laws c. 183, §18, (ii) a security agreement and financing statement under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and (iii) a notice of assignment of rents or profits under Massachusetts General Laws C. 183 §4. This Security Instrument is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Premises, Lender hereby agreeing, as provided for in Massachusetts General Laws C. 183, §26, that Borrower is entitled to receive the rents, issues and profits of the Premises prior to an Event of Default and without entering upon or taking possession of the Premises.

Section 7.23  Statutory Condition. This Security Instrument is granted by Borrower WITH MORTGAGE COVENANTS, and upon the STATUTORY CONDITION, and upon the further condition that all covenants and agreements of, and conditions imposed upon, the Borrower contained herein and in the Note and the other obligations secured hereby shall be kept and fully performed, for any breach of which that is not cured within the applicable cure period following the giving of notice thereof if required, Lender shall have the STATUTORY POWER of sale.

Section 7.24  Security Agreement.

(a)           Insofar as any item of property included in the Collateral which is or might be deemed to be “personal property” is concerned, this Security Instrument is hereby made and declared to be a security agreement, granting a security interest in and to each and every item of Collateral in compliance with the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts. A financing statement or statements reciting this Security Instrument to be a security agreement, covering all of the Collateral, shall be executed by Borrower and Lender and appropriately filed.  Borrower further covenants and agrees that from time to time upon the request of Lender, Borrower shall (i) provide Lender with a precise inventory of the same, as and when acquired, (ii) execute and deliver to Lender, in form appropriate for recording and filing, a more comprehensive security agreement, and financing statements, on all such Collateral, (iii) provide to Lender such other assurances as may reasonably be required by Lender to establish Lender’s security interest in such Collateral subject to the Permitted Liens, and (iv) execute, deliver and cause to be recorded and filed from time to time and at Borrower’s sole cost and expense, continuances and such other instruments as will maintain Lender’s priority of security in the Collateral. The remedies for any violation of the covenants, terms and condition of the security agreement herein contained (which violation is not cured within the applicable cure period(s) provided herein) shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender’s sole election. Borrower and Lender agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Borrower and Lender that everything used in connection with the product of income from the Collateral and/or adapted for use therein and/or which is described or reflected in this Security Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Premises or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for the loss of value, or interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Lender as determined by this instrument or impugning the priority of Lender’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Lender in the event any court shall at any time hold, with respect to any such matter, that notice of Lender’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. Borrower warrants that (i) Borrower’s (that is, “Debtor’s”) name, identity or organizational structure and residence or principal place of business are as set forth in Exhibit C attached hereto and by this reference made a party hereof; (ii) Borrower (that is, “Debtor”) has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit C attached hereto and by this reference made a part hereof; and (iii) the location of all Collateral constituting fixtures is upon the Premises. Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in name, identity, organizational structure, residence or principal place of business within (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status. The information contained in this Section is provided in order that this Security Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party” and the identity of the organizational structure of each such party, are as set forth in Exhibit C attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in said  Exhibit C attached hereto; and a statement indicating the types, or describing the items, of Collateral is set forth in the Security Instrument.

(b)           Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, upon such terms and in such manner as Lender deems advisable. Lender may conduct any such sale or other disposition of the Collateral upon the Premises in which event Lender shall not be liable for any rent or charge for such use of the Premises. Lender may purchase the Collateral, or any portion of it, at any sale held under this Section. With respect to any Collateral to be sold pursuant to the Uniform Commercial Code, Lender shall give Borrower at least seven (7) days’ prior written notice of the date, time and place of any proposed public sale, or such additional notice as may be required under the laws of the Commonwealth of Massachusetts, and of the date after which any private sale or other disposition may be made. Lender may sell any of the Collateral as part of the real estate comprising the Collateral, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. If the provisions of the Uniformed Commercial Code are applicable to any part of the Collateral which is to be sold in combination with or as part of the real estate comprising the Collateral, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the STATUTORY POWER OF SALE with respect to the real estate or any part thereof. In the event all or part of the Collateral is included at any foreclosure sale conducted pursuant hereto, a single total price for the Collateral, or such part thereof as is sold, may be accepted by Lender with no obligation to distinguish between the application of such proceeds among the property comprising the Collateral.

Section 7.25  SEAL.  This Security Instrument is executed under “SEAL”.

NOW, THEREFORE, if Borrower shall pay all sums secured by this Security Instrument and fully comply with the conditions of this Security Instrument, then this Security Instrument shall be null and void, otherwise to remain in full force and effect.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has duly executed and delivered this Security Instrument under seal the day first set forth above.

BORROWER:

Signed, Sealed and Delivered in the presence of:	RANOR, INC.,
a Delaware corporation

By: /s/ Alexander Shen
Unofficial Witness	Name: Alexander Shen
Title: President

THE COMMONWEALTH OF MASSACHUSETTS	§
§ ss.
COUNTY OF WORCESTER	§

On this  19th day of December, 2014, personally appeared Alexander Shen, President of RANOR, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed in his capacity as such President, and the free act and deed of RANOR, INC., before me.

Name: /s/ Richard L. Morin Sr.
Notary Public,
My Commission Expires:

  [Signature Page to Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing]

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Exhibit A

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Loan Policy No.: 27307-14-0153TN-FN	Office File No.: 14-0153TN-FN(MA)

A certain tract of land situated in Westminster, Worcester County, Massachusetts and on the northeasterly side of Route 2, bounded and described as follows:

Beginning at a Massachusetts Highway Bound on the northeasterly sideline of Massachusetts Highway Route 2, the same being a point on the southwesterly line of the property herein described:

Thence running N 67 degrees 11' 12" E a distance of one hundred eighty three and 14/100 feet (183.14') to a point;
Thence running along a curve to the right with a radius of nine thousand, six hundred eighty and 00/100 feet (9,680') and an arc-length of three hundred thirty eight and 84/100 feet (338. 84') to a point;

Thence turning and running S 51 degrees 15' 52" E a distance of eight Hundred Five and 00/100 feet (805.00') to a point, the previous three courses running along said Route 2;

Thence turning and running N 43 degrees 29' 19" E a distance of three hundred seventy three and 45/100 feet (373.45') to a point;

Thence turning and running N 43 degrees 20' 01" W a distance of four hundred ten and 55/100 feet (410.55') to a point;

Thence turning and running N 43 degrees 42' 52" W a distance of three hundred filly two c;ii1d 99/100 feet (352.99') to a point;

Thence turning and running N 44 degrees 39' 47" W a distance of one hundred sixty eight and 27/100 feet (168.27') to a point;

Thence turning and running N 43 degrees 32' 02" E a distance of three hundred forty two and 95/100 feet (342.95') to a point,

Thence turning and running S 47 degrees 05' 15" E a distance of one hundred thirty two and 91/100 feet (132.91') to a point;

Thence turning and running N 41 degrees 21' 42" E a distance of one hundred ten and 29/100 feet (110.29') to a point;

Thence turning and running S 56 degrees 08' 09" E a distance of two hundred twenty and 97/100 feet (220.97') to a point;

Thence turning and running S 40 degrees 26' 57" E a distance of three hundre.d thirty five and 45/100 feet (335.45') to a poiht, the previous teh courses running along land now or formerly of Elizabeth Ann Nyman;

Thence turning and running N 41 degrees 38' 44" E a distance of two hundred ninety one and 02/100 feet (291.02') along land now or formerly of Michael and Judith Denzer to a point;

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running N 29 degrees 33' 07'' W a distance of two hundred five and 15/100 feet (205.15') to a point;

Thence turning and running N 40 degrees 35' 11" W a distance of one hundred four and 07/100 feet (104.07') to a point;

Thence turning and running N 42 degrees 28' 54" W a distance of one hundred twenty nine and 16/100 feet (129.16') to a point;

Thence turning and running N 35 degrees 39' 06" W a distance of one hundred eighty eight and 65/100 feet (188.65') to a point;

Thence turning and running N 31 degrees 06' 51" W a distance of two hundred fifty one and 14/100 feet (251.14') to a point;

Thence turning and running N 27 degrees 26' 04" W a distance of sixty one and 15/100 feet (61.15') to a point;

Thence turning and running N 22 degrees 54' 11" W a distance of one hundred forty eight and 62/100 feet (148.62') to a point;

Thence turning and running N 26 degrees 52' 49" W a distance of one hundred eleven and 39/100 feet (111.39') to a point, the previous eight courses running along the westerly sideline of Town Farm Road;

Thence turning and running S 66 degrees 40' 26" W a distance of eighty nine and 96/100 feet (89.96') to a point;

Whence turning and running N 45 degrees 34' 34" W a distance of thirty two and 83/100 feet (32.83') to a point;

Thence turning and running N 55 degrees 49' 30" W a distance of one hundred thirty five and 24/100 feet (135.24') to a point;

Thence turning and running N 63 degrees 22' 02" W a distance of one hundred seven and 27/100 feet (107.27') to a point;

Thence turning and running N 15 degrees 12' 22" W a distance of one hundred ninety two and 38/100 feet (192.38') to a point;

Thence turning and running N 17 degrees 50' 41" W a distance of seventy seven and 59/100 feet (77.59') to a point;

Thence' turning and running N 17 degrees 27' 14" W a distance of thirty two and 29/100 feet (32.29') to a point, the previous seven courses running along land now or formerly of John and Donna Menger:

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running N 52 degrees 28' 25" W a distance of one hundred two and 96/100 feet (102.96') to a point;  ·

Thence turning and running N 40 degrees 22' 19" W a distance of two hundred sixty one and 03/100 feet (261.03') to a point, the previous two courses running along land now or formerly of Charles Smith, M.;

Thence turning and running S 42 degrees 58' 02" W a distance of ninety five and 70/100 feet (95.70') along land now or formerly of Diane Hubbard; to a point;

Thence turning and running S 45 degrees 45' 11"W a distance of five hundred seventy nine and 39/100 feet (579. 39') along land now or formerly of Von Alan and Carol Saimi, to a point;

Thence turning and running S 42 degrees 41' 35" W a distance of sixty six and 93/100 feet (66.93') to a point;

Thence turning and running S 47 degrees 25' 31" E a distance of three hundred eighty and 54/100 feet (380. 54') to a point, the previous two courses running along land now or formerly of Von Alan and Carol Saimi and land now or formerly of Dorothy Hicks;

Thence turning and running S 44 degrees 18' 02" W a distance of two hundred eighty four and 79/100 feet (284.79') to a point;

Thence turning and running S 43 degrees 45' 40" W a distance of two hundred ninety seven and 48/100 feet (297.48') to a point, the previous two courses running along land now or formerly of John Trembley Trustee;

Thence turning and running S 43 degrees 11' 23" W a distance of two hundred forty three and 10/100 feet (243.1O') along land now or formerly of Keith Honkala, to a point;

Thence turning and running S 28 degrees 07' 12" W a distance of three hundred twenty six and 61/100 feet(326.61') along land now or formerly of Robert and Dorothy Sands, to a point on the northeasterly sideline of said Route 2;

Thence turning and running S 53 degrees 12' 03" E a distance ofone hundred ninety seven and 00/100 feet (197.00') to a point;

Thence turning and running N 36 degrees 47'57" E a distance of ten and 00/100 feet (10.00') to a point;

Thence turning and running N 53 degrees 12' 03" E a distance of two hundred thirty eight and 95/100 feet (238.95') to a point;

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred twenty five and 00/100 feet (9825.00') with an arc length of sixty one and 05/100 feet (61.05') to a point;

Thence turning and running S 36 degrees 47' 57'' W a distance of ten and 00/100 feet (10.00') to a point;

Fidelity National Title Insurance Company
LOAN POLICY

EXHIBIT A - LEGAL DESCRIPTION

Thence turning and running along a curve to the left with a radius of nine thousand eight hundred thirty five and 00/100 feet (9835.00') with an arc length of one hundred ninety eight and 00/100 feet (198.00') to the point of beginning. The previous six courses running along said Route 2.

The parcel herein described contains 2,662,834 square feet (61.1303 acres).

Said locus is shown on a plan entitled "Plan of Property for Robert A Normandin, Westminster, Mass" dated June 1973 and revised August 1973, by Allen G. Davis, C.E., and recorded with Worcester Northern District Registry of Deeds in Plan Book 180, Page21.  ·

Excepting therefrom Lot 1 as shown on a plan of land entitled "Plan of Land in Westminster, MA Knowri As 48 Town Farm Road Subdivision For: W.M Realty Management Inc" Dated January 18, 2011 Scale 1"
= 50' By Bradford Engineering Co. and recorded in the Worcester County (Northern District) Registry of
Deeds in Book of Plans 492, Page 7.

Said excepted parcel being more particularly bounded and described as follows:

All that certain piece or parcel of land situated in the Town of Westminster, North Worcester County, State of Massachusetts, on the southwestern side of Town Farm Road, and shown as Lot 1 on a map or plan entitled "PLAN OF LAND IN WESTMINSTER, MA KNOWN AS 48 TOWN FARM ROAD, SUBDIVISION, W.M. REALTY MANAGEMENT INC., DATE JANUARY 18, 2011, BRADFORD ENGINEERING CO. 3 WASHINGTON SQ. HAVERHILL MA 01830 SHEET 1 OF 1 SCALE 1" = 50"' and filed in the Worcester North Registry of Deeds in Book of Plans 492, Page 7 being more particularly bounded and described as follows:

Beginning at an iron pin on the southwesterly side of Town Farm Road being the same point on the northeasterly line of the property herein described,

thence running S 41° 38' 44" W a distance of 291.02 feet to a bolt;

thence turning and running N 40° 26' 57" W a distance of 335.45 feet to a point;

thence turning and running N 56° 08' 09" W a distance of 220.97 feet to a point;

thence turning and running N 59° 53' 01" E a distance of 369.94 feetto a point;

thence turning and running S 42° 28' 54" E a distance of 129.16 feet to a point;

thence turning and running S 40° 35' 11"Ea distance of 104.07 feet to a point;

thence turning and running S 29° 33' 07'' E a distance of 205.15 feet to the point and place of beginning.

Said parcel containing 154,670 S.F. 3.55 AC.

EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

1.           All machinery, apparatus, goods, equipment, materials, fittings, fixtures, and chattels, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, now owned or hereafter acquired by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Premises”), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air- conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

2.           All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Premises, or the Improvements, described in this Exhibit B.

3.           All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Premises, the Improvements, or any of the personal property described in this Exhibit B.

4.           All right, title, and interest of Borrower in and to the name and style by which the Premises and/or the Improvements is known, including trademarks, copyrights, service marks, logos, designs and trade names relating thereto.
5.           All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, service or maintenance contracts, management agreements, equipment leases, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Premises and/or the Improvements.

6.           All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Premises, or the Improvements, described in this Exhibit B.

7.           All right, title, and interest now owned or hereafter acquired by Borrower in and to all options to purchase or lease the Premises, or the Improvements, described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Premises, or the Improvements described in this Exhibit B.

8.           All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Premises, the Improvements, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

9.           All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Premises and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Premises and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, Declaration of Covenants, Restrictions and Easements or like instrument, Developer’s Agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Premises and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED PROPERTY ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

Exhibit B

EXHIBIT C

Debtor’s Name and Address:

RANOR, INC.
1 Bella Drive
Westminster, Massachusetts 01473

Secured Party’s Name and address:

Revere High Yield Fund, LP
105 Rowayton Avenue, Suite 100
Rowayton, Connecticut  06853

Exhibit C